As Filed with the Securities and Exchange Commission on October 31, 2005
Registration No. 333-_________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
WHITE MOUNTAIN TITANIUM CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Nevada	1000	87-0577390
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Suite 2150—1188 West Georgia Street
Vancouver, B.C.
Canada V6E 4A2
(604) 408-2333
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Brian Flower, CFO
Suite 2150—1188 West Georgia Street
Vancouver, B.C.
Canada V6E 4A2
(604) 408-2333
(Name, address, including zip code, and telephone number
including area code, of agents for service)
Copies to:
Ronald N. Vance, P.C.
Attorney at Law
57 West 200 South
Suite 310
Salt Lake City, UT 84101
(801) 359-9300
(801) 359-9310 (fax)
rnvance@qwest.net

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities to be		Offering Price Per	Aggregate Offering	Amount of
Registered	Amount to be Registered (1)	Share (2)	Price	Registration Fee
Common Stock, $.001 par value issuable upon conversion of Class A Convertible Preferred Stock	8,593,750	$1.04	$ 8,937,500	$1,052
Common Stock, $.001 par value issuable upon exercise of Warrants	6,875,000 (3)	$1.25	$ 8,593,750	$1,012
TOTALS	15,468,750		$17,531,250	$2,064

(1)	The shares of our common stock being registered hereunder are being registered for resale by the selling stockholders named in the prospectus upon the conversion of outstanding convertible preferred stock and upon the exercise of outstanding warrants. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, using the average of the high and low prices as reported on the Pink Sheets on October 27, 2005, and pursuant to Rule 457(g), using the exercise price of the warrants.

(3)	Represents shares of common stock underlying warrants exercisable at $1.25 per share.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted
Preliminary Prospectus
Subject to Completion
Dated October 31, 2005
White Mountain Titanium Corporation
15,468,750 Shares of Common Stock
          This prospectus relates to the resale by the selling stockholders of up to 15,468,750 shares of our common stock, composed of 8,593,750 shares of common stock underlying our outstanding Class A Convertible Preferred Stock convertible at $0.80 per share and 6,875,000 shares of common stock issuable upon the exercise of outstanding warrants at $1.25 per share. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. We will pay the expenses of registering these shares.
          Our common stock is quoted on the Pink Sheets under the symbol “WMTM.” The last reported sales price per share of our common stock as reported by the Pink Sheets on October 27, 2005, was $1.04.
          Investing in our stock involves risks. You should carefully consider the Risk Factors beginning on page 2 of this prospectus.
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
          The prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.
The date of this prospectus is ____________, 2005

Page
PROSPECTUS SUMMARY	1
RISK FACTORS	3
USE OF PROCEEDS	7
MARKET FOR OUR COMMON STOCK	7
FORWARD-LOOKING STATEMENTS	9
MANAGEMENT’S PLAN OF OPERATION	9
CHANGES IN ACCOUNTANTS	11
BUSINESS AND PROPERTIES	11
LEGAL PROCEEDINGS	17
MANAGEMENT	17
EXECUTIVE COMPENSATION	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23
SELLING STOCKHOLDERS	24
DESCRIPTION OF SECURITIES	26
PLAN OF DISTRIBUTION	27
LEGAL MATTERS	29
EXPERTS	29
ADDITIONAL INFORMATION	29
EX-2.1
EX-3.1
EX-3.2
EX-3.3
EX-4.1
EX-4.2
EX-4.3
EX-4.4
EX-4.5
EX-4.6
EX-4.7
EX-4.8
EX-4.9
EX-4.10
EX-5.1
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6
EX-10.7
EX-10.8
EX-21.1
EX-23.1
EX-99.1
          We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

ii

PROSPECTUS SUMMARY
          The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the notes to the financial statements.
White Mountain Titanium Corporation
          White Mountain Titanium Corporation was incorporated under the laws of the State of Nevada on April 24, 1998. Since approximately 2000 we had had no business operations and no source of generating revenues. On February 10, 2004 we merged with GreatWall Minerals, Ltd., an Idaho corporation. GreatWall had had an on-going interest in the natural resources sector in Chile for several years and in 2003 entered into an agreement to acquire a core holding of Cerro Blanco mining concessions through its 100% owned Chilean subsidiary, Compañía Minera Rutile Resources Limitada. In September 2005 we completed the purchase of these mining concessions.
          These core mining concessions have been added to and now consist of nine registered exploitation mining concessions (totaling 1,183 hectares) and twenty-two exploration mining concessions (totaling approximately 6,300 hectares) over approximately 7,483 hectares located approximately 39 kilometers west of the City of Vallenar in the Atacama, or Region III, geographic region of northern Chile. We are in the exploration stage and are conducting a drilling campaign and pre-feasibility work in preparation for a feasibility study to determine whether the concessions contain commercially viable ore reserves. If we are successful in obtaining a feasibility study which supports commercially viable ore reserves, we intend to exploit the concessions and to produce titanium dioxide concentrate through conventional open pit mining and minerals processing.
          Our principal executive offices are located at Suite 2150—1188 West Georgia Street, Vancouver, B.C., Canada V6E 4A2. Our telephone number is (604) 408-2333. Our Internet address is www.wmtcorp.com. The information on our Internet website is not incorporated by reference in this prospectus.
The Offering

Common stock offered by selling stockholders	Up to 8,593,750 shares of common stock underlying Class A Convertible Preferred Stock; and

Up to 6,875,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $1.25 per share.

Common stock to be outstanding after the offering	Up to 31,297,883 shares

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

Pink Sheets trading symbol	WMTM
          The above information regarding common stock to be outstanding after the offering is based on 15,829,133 shares of common stock outstanding as of October 27, 2005, and assumes the subsequent conversion of our issued Class A Convertible Preferred Stock and exercise of warrants by our selling stockholders.

Funding Transaction with European Institutional Investor
          On July 11, 2005, we closed the Securities Purchase Agreement with a European institutional investor, which is reference herein as the European Investor, on $5,000,000 in equity financing and issued to the European Investor 6,250,000 shares of Class A Convertible Preferred Stock and common stock purchase warrants to purchase 6,250,000 shares of our common stock. Each share of Class A Convertible Preferred Stock is convertible into our common shares at the rate of $0.80 per share and each warrant is exercisable at $1.25 per share at any time through July 11, 2009. The Class A stock and the warrants also contain provisions adjusting the conversion and exercise prices in the event that we issue our common stock, or instruments convertible into shares of our common stock, at prices below the conversion price of the Class A shares or the exercise price of the warrants. We have also agreed not to issue our common stock, or instruments convertible into shares of our common stock, at prices below the market value of our common stock.
          Pursuant to the Securities Purchase Agreement that we entered into with the European Investor, we have agreed to file the registration statement of which this prospectus is a part with the Securities and Exchange Commission on or before October 31, 2005. The registration rights provisions of the Securities Purchase Agreement require us to file a registration statement at our expense to register the shares of common stock underlying the Class A stock and the warrants on or before October 31, 2005. We are also required under the agreement to use our commercially reasonable efforts to cause the registration statement to be declared effective by the SEC as promptly as possible after filing, but in any event prior to January 31, 2006. In the event that the registration statement is not filed on or before October 31, 2005, or declared effective by January 31, 2006, then we have agreed to pay liquidated damages to the European Investor equal to 1% of the purchase price of the securities paid by them for each month we fail to meet these requirements. This payment of the liquidated damages does not relieve us from our obligations to register the shares. Additional events which would trigger the liquidated damages provision include the following: In the event we fail to file a required post-effective amendment within ten trading days after our registration statement is no longer effective or if the post-effective amendment is not declared effective within 21 days following the deadline to file the post-effective amendment; if we fail to have our common stock listed on a designated U.S. or Canadian exchange or Nasdaq, or quoted on the OTC Bulletin Board by January 31, 2006; or in the event the selling stockholders are not permitted to sell their shares for any reason pursuant to this prospectus or pursuant to registration in Canada for either 10 consecutive trading days or for 30 trading days in any 365 day period. We have also agreed not to file a primary registration of our shares for our own account either in the U.S. or Canada prior to the effective date of the registration of which this prospectus is a part.
          We are also required by the Securities Purchase Agreement to use commercially reasonable efforts to list our common shares on a senior North American exchange. Following the filing of the registration statement of which this prospectus is a part, we intend to file a listing application and prospectus with the Toronto Venture Exchange and to seek its effectiveness by January 31, 2006. There is no assurance that such listing application and prospectus will be declared effective or that our stock will be listed on the Toronto Venture Exchange. If we fail to file a prospectus with the appropriate Canadian securities commission by October 31, 2005, or if the prospectus is not declared effective by January 31, 2006, or if a receipt or if a decision document under National Policy 43-201– Mutual Reliance Review System for Prospectuses and Annual Information Forms, as adopted by the Canadian Securities Commissions for the Canadian prospectus, is not obtained by January 31, 2006, we are required to pay the liquidated damages as described above.
Debt Conversion Transaction with Prior Owner
          On September 7, 2005, we amended the Securities Purchase Agreement with the European Investor to include a transaction with the prior owner of our mining concessions, hereafter referred to as the Prior Owner, in which we issued 625,000 shares of Class A Convertible Preferred Stock and common stock purchase warrants to purchase 625,000 shares of our common stock under identical terms as with the European Investor. These securities were issued in satisfaction of the final payment of $500,000 due to the Prior Owner in connection with the purchase of our Chilean mining concessions.

RISK FACTORS
          This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.
Risks Related to Our Company and its Business:
Our independent auditor has stated there is substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.
          In their report dated October 17, 2005, on our consolidated financial statements as of and for the year ended December 31, 2004, and 2003 and cumulative period from inception November 13, 2001, through December 31, 2004, our independent registered public accounting firm stated that our significant losses from operations as of December 31, 2004, raised substantial doubt about our ability to continue as a going concern. Since December 31, 2004, we have continued to experience losses from operations. In July 2005 we completed a financing with the European Investor in which we raised $5,000,000 through the sale of preferred stock and warrants and in September 2005 we satisfied our obligation to pay $500,000 for our Cerro Blanco mining concessions through the issuance of preferred stock and warrants. While management believes that these transactions will satisfy our cash needs through the completion of a feasibility study on our mining concessions, contingencies may occur which will require additional funding. Our ability to continue as a going concern following the completion of the feasibility study on our mining concessions is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities. Our continued net operating losses and stockholders’ deficiency increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.
We have a history of losses which we expect to continue into the future. In the event our current cash resources are insufficient to meet our obligations through the exploration stage, we will either have to suspend or cease operations, in which case you will lose your investment.
          We have been engaged in the exploration of minerals for several years and our operating costs have exceeded our revenue in each quarter. We have incurred cumulative net losses of approximately $4,817,371 from these activities through September 30, 2005, and anticipate a net loss until we are able to commence principal mining operations, if ever. During this exploration stage we have no source of funding to satisfy our cash needs except for our existing cash resources, which management estimates will be sufficient to meet our cash needs through the exploration stage. As such we have no plans for revenue generation and we do not anticipate revenues from operations unless we are able to locate an economic ore body, and are able to sell the concentrate. There is no assurance that managements’ estimates of the costs of exploration are accurate, or that contingences will not occur which will increase the costs of exploration. Even if we locate an ore body, we may not achieve or sustain profitability in the future. If we do not begin to generate revenues or find alternate sources of capital before our current cash resources expire, we will either have to suspend or cease operations, in which case you will lose your investment.
Because of the speculative nature of exploration of mining concessions, and our reliance on a single mining project, there is a substantial risk that our business may fail.
          Exploration for minerals is highly speculative and involves substantial risks, even when conducted on properties known to contain significant quantities of mineralization, and most exploration projects do not result in the discovery of commercially mineable deposits of ore. The likelihood of our mining concessions containing economic mineralization or reserves is extremely remote. The Cerro Blanco property is our only mining project and may not contain any reserves, in which event the funds that we spend on exploration would be lost and we would be forced to cease operations. As well, numerous problems are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Even if we discover commercial reserves of titanium on the Cerro Blanco property, we may not be able to successfully commence commercial production unless we receive additional funds, for which there is no present arrangements or agreements.
          The Cerro Blanco property does not contain any known ore reserves. We estimate that our current operating funds are sufficient to complete all intended exploration of the Cerro Blanco property, but we may encounter contingencies or additional costs not presenting contemplated. We currently do not have any operations and we have no income. As well, we will not receive any funds from this offering. Substantial expenditures are required to establish proven and probable ore reserves through drilling, to determine metallurgical processes to extract the metals from the ore, and to construct mining and processing facilities. If our exploration programs are successful in establishing titanium dioxide reserves of commercial tonnage and grade, we will require additional funds in order to place the mining concessions into commercial production. At present we do not have any source of this additional funding and there is no assurance that we will be able to obtain such financing.
          The most likely source of future funds presently available to us to commence commercial production is through the sale of equity capital. However, we do not currently have any arrangements in this regard. Any sale of equity securities will result in dilution to existing shareholders. In the event we are unsuccessful in raising sufficient funds through an equity offering, the only other anticipated alternatives for the financing of commercial production would be to locate a joint venture partner to provide a portion or all of the required financing or through the sale of a partial interest in the Cerro Blanco property to a third party in exchange for cash or production expenditures. We presently have no sources for this type of alternative financing.
Because we are an exploration stage company, we are subject to risks inherent in the mining industry, which could result in suspension or termination of operations, in which case you will lose your investment.
          As an exploration stage company, our work is highly speculative and involves unique and greater risks than are generally associated with other businesses. We cannot know if our mining concessions contain commercially viable ore bodies or reserves until additional exploration work is done and an evaluation based on such work concludes that development of and production from the ore body is technically, economically, and legally feasible. We are subject to all of the risks inherent in the mining industry.
          If we proceed to development of a mining operation, our mining activities could be subject to substantial operating risks and hazards, including environmental hazards, industrial accidents, labor disputes, encountering unusual or unexpected geologic formations or other geological or grade problems, encountering unanticipated ground or water conditions, pit-wall failures, flooding, rock falls, periodic interruptions due to inclement weather conditions or other unfavorable operating conditions and other acts of God. Some of these risks and hazards are not insurable or may be subject to exclusion or limitation in any coverage which we obtain or may not be insured due to economic considerations.
          In addition, we are subject to a large number of factors beyond our control, such as production costs, including the availability of adequate and cost-effective supplies of electricity, water, and diesel fuel to run the heavy equipment and backup generators, inflation, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection, fluctuations in exchange rates, and other economic conditions, all of which could affect the economic feasibility of mining. We are currently in discussions with a local landowner to secure water rights from a river approximately nine miles from our mining concessions. We are also in discussions with the local water authority to pipe water approximately fifteen miles to our site. We have not reached any agreement or arrangement with either source to provide water for our mining concessions, and there is no assurance that we will be able to do so, or that the terms and costs of such arrangement or agreement will be satisfactory to us or within our current operating budget.
          Mining operations are subject to a variety of existing laws and regulations relating to exploration and development, permitting procedures, safety precautions, property reclamation, employee health and safety, air and water quality standards, pollution and other environmental protection controls, all of which are subject to change and are becoming more stringent and costly to comply with.

Even if we are able to commence commercial production, we do not have any agreements or arrangements for anyone to purchase any titanium dioxide concentrates produced from our mining concessions.
          A significant risk affecting the titanium metal industry is the historically divergent fluctuations in demand for titanium. In large part the fluctuations for titanium metal are due to changes in requirements for both military and commercial aircraft. The demand for titanium dioxide pigment is subject to changes in the economy affecting the use of paint and other products using this mineral. We have no control over the demand for titanium. We do not have any agreements or arrangements for the sale of any titanium dioxide concentrate mined from our property, should commercial production commence. If the market for titanium and pigments experiences a down-turn, we may not be able to find a market for our titanium dioxide concentrate or sell it at commercially acceptable prices which would justify continuing operations. In such event, we may be required to suspend or terminate any production operations.
Commodity prices, including those for industrial minerals such as titanium dioxide, are subject to fluctuation based on factors that are not within our control, and a significant reduction in the commodity price for titanium dioxide could have a material negative impact on our ability to continue our exploration of our mining concessions or to raise operating funds.
          Titanium dioxide pigment is used in a number of products, primarily paint and coatings, paper, and plastics, while titanium metal is used largely in the commercial airline, aerospace and defense industries. Any decline in the economy of these products or industries could have a material impact on the value of titanium. In addition, there are newly developing low-cost methods for developing titanium metal which may have an impact on the price of titanium. Also, there are existing lower-cost substitutes for titanium. For example, titanium competes with aluminum, composites, intermetallics, steel, and super alloys in high-strength applications. There are also a number of lower-cost ores which can be substituted for titanium in applications that require corrosion resistance or which can be used as a white pigment. Management is unable to presently predict the effect a decline in the economy or the use of titanium substitutes may have on the price of titanium in the future.
We have no full-time employees and are dependent on our directors, officers and third-party contractors. We do not have long-term agreements with any of these parties and the loss of current management, or the inability to retain suitable third-party contractors, could delay our business plan or increase the costs associated with our plan.
          We have no full-time employees and rely heavily and are wholly dependent upon the personal efforts and abilities of our officers and directors, each of whom, excepting our President, devotes less than all of his or her time and efforts to our operations. Because these individuals work only part-time, instances may occur where the appropriate individuals are not immediately available to provide solutions to problems or address concerns that arise in the course of us conducting our business and thus adversely affect our business. The loss of any one of these individuals could adversely affect our business. We have consulting agreements with an entity partly owned by Brian Flower, our Chief Financial Officer, and with another, family owned entity of Howard Crosby, one of our directors, but save for a non-exclusive consulting agreement with Michael Kurtanjek, our President, we do not have employment agreements directly with any of our officers or directors. We also do not maintain key-man insurance on any of them. We may not be able to hire and retain such personnel in the future to replace these individuals if they become unavailable for any reason.
          We will also be dependent upon the services of outside geologists, metallurgists, engineers, and other independent contractors to conduct our drilling program, develop our pilot plant, and conduct the various studies required to complete exploration of our mining concessions. In addition, we do not have any agreements or arrangements for the necessary managers and employees who will be necessary to operate the mine if commercial production commences. We do not have any existing contracts for these services or employees.
If we are able to commence commercial production, we will be in competition with a number of other companies, most of which are better financed than are we.
          The market for titanium dioxide, as with other minerals, is intensely competitive and dominated, in this case, by a small number of large, well-established and well-financed companies, including Iluka Resources Inc., a subsidiary of Iluka Resources Ltd., Richards Bay Iron and Titanium Pty. Ltd., QIT-Fer et Titane Inc., and Titania A/S, which represent the world leaders in production of titanium mineral concentrates, as well as smaller titanium producers. All of the major competitors have longer operating histories and greater financial, technical, sales and mining resources than do we. Management cannot guarantee that should we commence mining operations, we will be able to compete successfully against other current mining companies.
Risks Relating to Our Current Financing Arrangements:
There are a large number of shares underlying our Class A Convertible Preferred Stock and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.
          As of October 27, 2005, we had 15,829,133 shares of common stock issued and outstanding, 6,875,000 outstanding shares of Class A Convertible Preferred Stock issued in July and September 2005 that may be converted into an estimated 8,593,750 shares of common stock, outstanding warrants issued in July and September 2005 to purchase 6,250,000 shares of common stock, outstanding warrants issued in July 2004 to purchase 2,358,633 shares of common stock, and outstanding warrants issued in July 2005 to purchase 300,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding shares of Class A Convertible Preferred Stock and exercise of the warrants issued in July and September 2005 may increase if we sell securities below the current conversion price of the Class A Convertible Preferred Stock and the exercise price of these warrants. All of the shares issuable upon conversion of the Class A Convertible Preferred stock and warrants issued in July and September of 2005 are included in this prospectus. All of the warrants issued in July 2004 and July 2005 are immediately exercisable. The sale of these shares may adversely affect the market price of our common stock.
Risks Related to Our Common Stock:
Because our shares are designated as Penny Stock, the market price of our stock will likely be adversely affected.
          Our shares are designated as “penny stock” and thus may be more illiquid. The SEC has adopted rules (Rules 15g-2 through l5g-6 of the Securities Exchange Act of 1934) which regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are any non-NASDAQ equity securities with a price of less than $5.00, subject to certain exceptions. The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customers account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that is subject to the penny stock rules. Since our securities are subject to the penny stock rules, investors in the shares may find it more difficult to sell their shares. The market liquidity for the shares could be severely and adversely affected by limiting the ability of broker-dealers to sell the shares and the ability of purchasers in this offering to sell their stock in any secondary market. These penny stock regulations, and the restrictions imposed on the resale of penny stocks by these regulations, could adversely affect our stock price.
Our board of directors can, without stockholder approval, cause preferred stock to be issued on terms that adversely affect common stockholders.
          Under our articles of incorporation, our board of directors is authorized to issue up to 20,000,000 shares of preferred stock, only 6,875,000 of which are issued and outstanding as of the date of this prospectus, and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by our stockholders. If the board causes any additional preferred stock to be issued, the rights of the holders of our common stock could be adversely affected. The board’s ability to determine the terms of preferred stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Preferred shares issued by the board of directors could include voting rights, or even super voting rights, which could shift the ability to control the company to the holders of the preferred stock. Preferred shares could also have conversion rights into shares of common stock at a discount to the market price of the common stock which could negatively affect the market for our common stock. In addition, preferred shares would have preference in the event of liquidation of the corporation, which means that the holders of preferred shares would be entitled to receive the net assets of the corporation distributed in liquidation before the common stock holders receive any distribution of the liquidated assets. We have no current plans to issue any shares of preferred stock.
We have not paid, and do not intend to pay, dividends and therefore, unless our common stock appreciates in value, our investors may not benefit from holding our common stock.
          We have not paid any cash dividends since inception. We do not anticipate paying any cash dividends in the foreseeable future. As a result, our investors will not be able to benefit from owning our common stock unless the market price of our common stock becomes greater than the price paid for the stock by these investors.
The public trading market for our common stock is a volatile one and will likely result in higher spreads in stock prices.
          Our common stock is trading in the over-the-counter market and is quoted on the Pink Sheets. The over-the-counter market for securities has historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as our ability to implement our business plan pertaining to the Cerro Blanco mining concessions in Chile, as well as economic conditions and quarterly variations in our results of operations, may adversely affect the market price of our common stock. In addition, the spreads on stock traded through the over-the-counter market are generally unregulated and higher than on the NASDAQ system or on exchanges, which means that the price at which shares could be purchased by investors on the over-the-counter market compared to the price at which they could be subsequently sold would be greater than on these exchanges. Significant spreads between the bid and asked prices of the stock could continue during any period in which a sufficient volume of trading is unavailable or if the stock is quoted by an insignificant number of market makers. We cannot insure that our trading volume will be sufficient to significantly reduce this spread, or that we will have sufficient market makers to affect this spread. These higher spreads could adversely affect investors who purchase the shares at the higher price at which the shares are sold, but subsequently sell the shares at the lower bid prices quoted by the brokers. Unless the bid price for the stock increases and exceeds the price paid for the shares by the investor, plus brokerage commissions or charges, the investor could lose money on the sale. For higher spreads such as those on over-the-counter stocks, this is likely a much greater percentage of the price of the stock than for exchange listed stocks. There is no assurance that at the time the investor wishes to sell the shares, the bid price will have sufficiently increased to create a profit on the sale.
USE OF PROCEEDS
          We will not receive any proceeds from the sale of the common stock. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.
MARKET FOR OUR COMMON STOCK
Market Information
          Our common stock is quoted on the Pink Sheets under the symbol “WMTM.” The table below sets forth for the periods indicated the high and low sales prices as reported by a brokerage firm and/or as reported on the Internet. These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

	Quarter	High	Low
FISCAL YEAR ENDED DECEMBER 31, 2003	First	$0.55	$0.05
	Second	$0.55	$0.04
	Third	$0.55	$0.05
	Fourth	$1.01	$0.05

FISCAL YEAR ENDED DECEMBER 31, 2004	First	$2.00	$0.30
	Second	$1.75	$1.40
	Third	$1.65	$1.42
	Fourth	$1.65	$1.40

FISCAL YEAR ENDING DECEMBER 31, 2005	First	$1.55	$0.99
	Second	$1.15	$0.65
	Third	$1.15	$0.96
          At October 27, 2005, we had outstanding the following options or warrants to purchase, or securities convertible into, our common shares:
•	6,875,000 shares of Class A Convertible Preferred Stock, which are convertible into 8,593,750 shares of our common stock, and common stock purchase warrants to purchase 6,875,000 shares of our common stock. All of these shares of common stock are included in the registration statement of which this prospectus is a part for resale by the selling stockholders herein.

•	Options to purchase 1,300,000 shares of our common stock subject to our existing stock option plan. All of these outstanding options are fully vested and immediately exercisable. Exercise prices of the options range from $0.60 to $2.00.

•	2,358,633 common stock purchase warrants issued July 2004 and immediately exercisable at $1.50 per share through July 30, 2006.

•	300,000 common stock purchase warrants exercisable immediately at $1.25 per share through July 7, 2009.
          We have granted registration rights to the selling stockholders herein and have included the shares of common stock underlying the outstanding shares of Class A Convertible Preferred Stock and the shares of common stock underlying the 6,875,000 warrants in the registration statement of which this prospectus is a part. In addition, we have granted registration rights for the shares underlying options to purchase 100,000 shares. These shares are not included in the registration statement of which this prospectus is a part but will be included in the next appropriate registration statement filed by us. We also have not proposed to publicly offer any shares of our common stock in a primary offering.
Holders
          At October 27, 2005, we had approximately 133 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. We have appointed Interwest Transfer Company, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, UT 84117, to act as the transfer agent of our common stock.
Dividends
          We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant

Securities Authorized for Issuance under Equity Compensation Plans
          The following table sets forth as of the most recent fiscal year ended December 31, 2004, certain information with respect to compensation plans (including individual compensation arrangements) under which our common stock is authorized for issuance:

Number of securities remaining
	Number of securities to	Weighted-average	available for future issuance
	be issued upon exercise	exercise price of	under equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities reflected
	warrants and rights	warrants and rights	in column (a) and (b))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	-0-
Equity compensation plans not approved by security holders	700,000	$0.88	-0-
Total	700,000(1)	$0.88	-0-

(1)	During the year ended December 31, 2004, we granted options to purchase 700,000 shares of our common stock. These options were granted pursuant to individual compensation arrangements but were subsequently subsumed under our stock option plan adopted in August 2005.
FORWARD-LOOKING STATEMENTS
          The statements contained in this prospectus that are not historical facts, including, but not limited to, statements found in the section entitled “Risk Factors,” are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, need for financing, competitive position, potential growth opportunities, potential operating performance improvements, ability to retain and recruit personnel, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “will,” “should,” “anticipates,” “expects,” “could,” or comparable terminology or by discussions of strategy or trends. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such forward-looking statements.
          Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this prospectus. While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to, the cyclicality of the titanium dioxide industry, global economic and political conditions, global productive capacity, customer inventory levels, changes in product pricing, changes in product costing, changes in foreign currency exchange rates, competitive technology positions and operating interruptions (including, but not limited to, labor disputes, leaks, fires, explosions, unscheduled downtime, transportation interruptions, war and terrorist activities). Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those expected. We disclaim any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.
          The risk factors discussed in “Risk Factors” could cause our results to differ materially from those expressed in forward-looking statements. There may also be other risks and uncertainties that we are unable to predict at this time or that we do not now expect to have a material adverse impact on our business.
MANAGEMENT’S PLAN OF OPERATION
          We are a mineral exploration company. Our primary expenditures at this stage consist of acquisition and exploration costs and general and administration.

Summary of Financial Results
          We recorded a net loss for the year ended December 31, 2004, of $2,173,509 ($0.15 per share) compared to a net loss of $830,981 ($0.22 per share) at December 31, 2003. The net loss in 2004 was attributed to general and administrative costs of $1,021,321 and exploration expenditures of $452,576. The net loss in 2003 was attributed to general and administrative costs of $113,768, exploration expenditures of $706,013 and excludes expense for good will received on amalgamation of $365,607.
          The significant components for the general and administrative costs for 2004 were consulting fees of $365,386, (2003 — $11,910), professional fees of $185,896 (2003 — $44,750), travel and vehicle expenses of $133,595 (2003 — $27,681) and wages and benefits of $164,034 (2003 — $0.00).
          Pursuant to an agreement dated September 5, 2003,our wholly owned Chilean subsidiary, Compañía Minera Royal Silver Limitada acquired a 100% interest in mineral concessions collectively known as the Cerro Blanco rutile property for a total consideration of $650,000. We made aggregate payments of $150,000 in accordance with the agreement and as at December 31, 2004, $500,000 remained due on September 4, 2005 under a note payable to the Prior Owner.
          On September 7, 2005, we settled the remaining debt for equity by converting the $500,000 due at a price of $0.80 per unit and issued to the Prior Owner 625,000 shares of Class A Convertible Preferred Stock and a like number of common share purchase warrants as payment in full.
          Our primary, near term business objective is to complete a definitive feasibility study on the Cerro Blanco property. We have budgeted approximately $1,578,090 for the year ending December 31, 2005, to cover general and administrative expenses of $649,757 and exploration expenses of $928,333. Management estimate that approximately $2,600,000 will be required to complete the Cerro Blanco study, currently slated for completion by December 31, 2006.
          Subsequent to the year ended December 31, 2004, on July 11, 2005, we completed an equity placement of 6,250,000 shares of Class A Convertible Preferred Stock and a like number of common share purchase warrants at a price of $0.80 per unit for total proceeds of $5,000,000. As a result of this offering, we are fully funded to completion of the Cerro Blanco study.
Off-Balance Sheet Arrangements
          As at December 31, 2004 the Company did not have any off-balance sheet arrangements.
Recent Accounting Pronouncements
          Statement of Financial Accounting Standards (“SFAS) No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” SFAS No. 147, “Acquisitions of Certain Financial Institutions – an Amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9,” SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure – an Amendment of FASB Statement No. 123,” SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” and SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” were recently issued. SFAS No. 146,147,148,149 and 150 have no current applicability to us or their effect on the financial statements would not have been significant.
          In December 2004, FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets — An Amendment of APB Opinion No. 29.” The guidance in APB Opinion No. 29, “Accounting for Non-monetary Transactions,” is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The provisions of SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on our results of operations or financial position.

          In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment.” SFAS 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. We have elected to adopt SFAS No. 123R as at December 31, 2004.
CHANGES IN ACCOUNTANTS
          On July 29, 2005, we engaged Smythe Ratcliffe, Chartered Accountants, as our independent auditors for the years ended December 31, 2003 and 2004. The decision to retain Smythe Ratcliffe was made by the Board of Directors. Neither we, nor anyone on our behalf, has consulted Smythe Ratcliffe regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements, and neither written nor oral advice was provided by Smythe Ratcliffe that was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue.
BUSINESS AND PROPERTIES
Overview
          White Mountain Titanium Corporation is an exploration stage company. Although incorporated in the State of Nevada on April 24, 1998, our company was reorganized in February 2004 as a result of the reverse merger of GreatWall Minerals Ltd., an Idaho corporation, into Utah Networking Services, Inc., a Nevada Corporation. GreatWall had had an ongoing interest in the natural resources sector in Chile for several years prior to the merger and in 2003 had entered into an agreement with the Prior Owner to acquire the Cerro Blanco rutile exploitation mining concessions. The agreement was executed by GreatWall through its wholly owned subsidiary, Compañía Minera Rutile Resources Limitada. Utah Networking Services, Inc. had been previously engaged in business of providing internet services but had refocused its business on the natural resources industry in March 2002. The merger was approved by the shareholders of both companies on January 26, 2004, and was completed on February 10, 2004. The newly reorganized company was subsequently renamed White Mountain Titanium Corporation.
          The acquisition agreement called for scheduled payments totaling $650,000 for an undivided interest in the property. We paid $50,000 upon execution of the agreement, $50,000 on March 1, 2004, and $50,000 on August 26, 2004. In September 2005, we completed a debt conversion agreement with the Prior Owner whereby we issued 625,000 shares of Class A Convertible Preferred Stock and warrants to purchase 625,000 shares of our common stock as consideration for the final payment of $500,000 owed under the property payment schedule.
          The Cerro Blanco property is located in the coastal mountain range of Region III in northern Chile. The property is comprised of nine registered exploitation mining concessions and twenty-two exploration mining concessions totaling approximately 7,483 hectares. If our exploration of the mining concessions proves successful, we intend to exploit the concessions through conventional open pit mining and minerals processing to produce a high-grade rutile concentrate. We believe that a ready market currently exists for a high-grade rutile concentrate. Rutile, a titanium dioxide mineral, is the preferred feedstock for producing titanium dioxide powder which, in turn, is a key ingredient in the paint, plastics, and paper industries worldwide owing to its high refractive index, opacity, and the purity of its white color. It is also the component of titanium metal used primarily in the aviation industry.

Titanium Industry
          Overview
          Titanium is the ninth most abundant element, making up about 0.6% of the earth’s crust. Titanium occurs primarily in the minerals anatase, brookite, ilmenite, leucoxene, perovskite, rutile, and sphene. Of these minerals, only rutile, ilmenite and leucoxene have significant economic importance. Both rutile and ilmenite are chemically processed to produce both titanium dioxide powder and titanium metal.
          Approximately 95% of titanium is consumed in the form of titanium dioxide powder, primarily as a white pigment in paints, paper, and plastics. Titanium dioxide pigment is characterized by its purity, refractive index, particle size, and surface properties. The superiority of titanium dioxide as a white pigment is due mainly to its high refractive index and resulting light-scattering ability, which impart excellent hiding power and brightness.
          Titanium metal is well known for its corrosion resistance, high strength-to-weight ratio, and high melting point. Accordingly, titanium metal is used in sectors, such as the aerospace industry, where such considerations are extremely important.
          Our business is currently focused on the mining concessions which constitute the Cerro Blanco property. These concessions indicate a hard rock rutile deposit as opposed to ilmenite laden mineral sands deposits held by most of our competitors. Rutile, because it is a chemically simpler compound than other sources of titanium dioxide, is the industry-preferred raw material for the production of titanium dioxide powder and metal.
          Titanium Pigment Production
          The most widely used processes available for the manufacture of titanium dioxide pigment are the sulphate and chloride processes. Commercially manufactured titanium dioxide pigment is available as either anatase-type or rutile-type, categorized according to its crystalline form, regardless of whether it is made from the mineral rutile. Anatase pigment is currently made by sulphate producers only, while rutile pigment is made by both the chloride and the sulphate processes.
          Anatase and rutile pigments, while both are white, have different properties and thus have different end-uses. Rutile has a higher refractive index than anatase. It is also harder and more resistant to chalking. These characteristics make it more suitable for heavy duty uses and uses where photo-chemical inertness is valued. Anatase is preferred in sectors such as the textile, rubber and ceramics industries because its greater softness is preferred since it inflicts less wear and tear on continuous process machinery.
          Demand for Titanium Pigment
          World consumption of titanium dioxide pigment was estimated to be 4.1 million metric tons in 2003, a slight decrease compared with 2002. According to the U.S. Geological Survey, titanium mill product shipments in first quarter of 2005 were 6,450 metric tons, a 25% increase compared with shipments in the previous quarter, and in second quarter 2005 were approximately 5,910 metric tons, an 8% decrease compared with the first quarter.
Competition
          Once in production we will compete with a number of existing titanium dioxide concentrate producers, including Iluka Resources Inc., Richards Bay Iron and Titanium Pty. Ltd., QIT-Fer et Titane Inc., and Titania A/S as well as other projects proposed for development. Each of the existing producers has an operating history as well as proven reserves and resources; however the majority of their collective production is in the form of ilmenite or synthetic rutile, not rutile.
          Mining, particularly copper mining, is a significant industry in Chile. We will be competing with a number of existing mining companies, including the state-owned Codelco Copper Corporation, one of the world’s largest copper producers, for qualified workers, supplies, and equipment. However, management believes Cerro Blanco has an attractive location and good infrastructure in an active mining region. The property is located at a low elevation, near the coast, with two nearby towns from which it will be able to draw manpower and supplies. Thus, we do not anticipate any significant logistic issues, no separate camps to construct, no inclement weather issues or other operating considerations which would increase the cost of mining and make us less competitive.
Government Compliance
          Our exploration activities are subject to extensive national, regional, and local regulations in Chile. These statutes regulate the mining of and exploration for mineral properties, and also the possible effects of such activities upon the environment. Future legislation and regulations could cause additional expense, capital expenditures, restrictions and delays in the development of the Cerro Blanco property, the extent of which cannot be predicted. Also, permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. In the context of environmental permitting, including the approval of reclamation plans, we must comply with known standards, existing laws and regulations that may entail greater or lesser costs and delays, depending on the nature of the activity to be permitted and how stringently the regulations are implemented by the permitting authority. We are not presently aware of any specific material environmental constraints affecting the Cerro Blanco property that would preclude its exploration, economic development, or operation.
          In 1994 Chile adopted legislation establishing general environmental norms which must be followed in activities such as mining. This legislation requires us to prepare an environmental impact study which must include a description of the project and a plan for compliance with the applicable environmental legislation. It must also include base line studies containing the information relative to the current components of the existing environment in the area influenced by the project. Further, it must consider the construction, operation and closure/abandonment phases of the project. It must also include a plan to mitigate, repair, and compensate, as well as risk prevention and accident control measures, to achieve a project compatible with the environment. The study must be presented to the community for comment and to the regional arm of the National Environmental Commission for approval. We have completed an environmental base line study on the property, which has not yet been submitted to the regional Chilean government authority for review and approval.
Insurance
          We maintain property and general liability insurance with coverage we believe is reasonably satisfactory to insure against potential covered events, subject to reasonable deductible amounts, through our exploration stage.
Cerro Blanco Property
          Location and Access
          The Cerro Blanco property is located approximately 39 kilometers, or approximately 24 miles, west of the city of Vallenar in the Atacama geographic region (Region III) of northern Chile and southwest of the Cerro Rodeo Mining District. The property is accessed directly from the Vallenar-Huasco highway, the turn off being 24 kilometers, approximately 15 miles, west of Vallenar and 25 kilometers, approximately 16 miles, east of the port of Huasco. From there, a gravel road extends for 11 kilometers, approximately 7 miles, to the northeast boundary of the property and 4.5 kilometers, approximately 3 miles, of rough drill roads provide access to the southwest portion of the property.
          Cerro Blanco lies within an established mining district where management believes experienced mineworkers and support personnel are available. Labor rates in the region are considerably less costly when compared with standard North American rates. Mining is one of the main sectors of the Chilean economy and Region III has a broad base of mining contractors and suppliers of both new and used mining and processing equipment. They service all the major gold, copper, and iron ore mines in the area.
          The area is served by a regional airport at Vallenar. In addition, a central highway running the length of Chile provides further access to the property and allows the distribution of necessary supplies. The local climate is generally arid with little rainfall in normal years. Vegetation is minimal, supporting only desert scrub and sparse cactus. Topography consists of low hills with a mean elevation of 100 meters, which are incised periodically by active creeks. The Huasco River, 15 kilometers, approximately 9 miles, to the north, is a source of water.

Additionally, high-tension power lines pass 15 kilometers, approximately 9 miles, to the north of the property along the Vallenar-Huasco highway.
          In addition to road transport links, power and water access, a port facility with a capacity to handle 70,000 ton ships is accessible at Huasco, which is 30 kilometers, approximately 19 miles, northwest of the property. The property also lies close to a fully operational rail track. If necessary, a spur line could be run into the property linking it directly to the port.
          Title Status
          Under the Chilean mining code, surveyed mineral concessions can be held in perpetuity subject only to an annual tax based on the land held. Tax payments are due in March and payments for 2004 and 2005 were approximately $48,417 and $17,961, respectively. The 2004 payment was substantially higher due to payment of fines for late payment of the license fees. We anticipate the need to convert our existing exploration licenses to exploitation licenses in the current tax year which will increase the tax payable. We currently anticipate that the tax payment for March 2006 will be approximately $21,204 based upon the current status of the mining concessions and the current currency exchange rate. The Chilean mining code does not convey surface rights, but does guarantee access rights for both exploration and development. We do not anticipate any material difficulty with surface rights on the Cerro Blanco property.
          Exploration History
          In 1990-1991 the western half of the property, then referred to a as Barranca Negra, was held under option by Adonos Resources of Toronto, Canada, who conducted extensive rock sampling, geological mapping and 450 meters of trenching.
          In 1992 the property was optioned by the Prior Owner, to which they applied the name Freirina. In late 1992 and early 1993, 1,200 meters of diamond and 6,000 meters of reverse circulation drilling were completed, principally in the most westerly Cerro Blanco anomaly.
          In 1993 two 15 ton bulk samples were taken for metallurgical testing. A gravity concentrate was produced from a 15 ton sample of this material by Lakefield Research in Santiago. Fifty kilos of this concentrate were shipped to Carpco Inc. in Florida for further gravity circuit up-grading followed by dry-milling using magnetic and electrostatic separation techniques.
          In 1999 Dorado Mineral Resources N.L. purchased the property and re-named the property Celtic. In February 2000, a preliminary processing test carried out by RMG Services Pty. Ltd., Adelaide, Australia, on behalf of Dorado, used combined microwave leaching and flotation in the up-grading of Celtic (Freirina) gravity concentrate.
          In June 2000 a review and summary of prior exploration programs and results was conducted by an independent geological consultant on behalf of Dorado Mineral Resources N.L. A cross-sectional estimation of the resource potential of the Cerro Blanco deposit based on the prior drilling and surface sampling was completed as part of this study.
          Later the same month a scoping study based on level plans produced for the area of highest density drilling was undertaken on behalf of Dorado Recursos Minerales Chile S.A. by Tecniterrae Limitada, a Santiago based group of consulting mining engineers.
          In November and December 2000 a further study was commissioned by Dorado Recursos Minerales Chile S.A. to supervise the collection of a second bulk sample of 25 tons for metallurgical testing. Also during this program the Cerro Blanco area was geologically re-mapped. In August 2001, ownership of the property was transferred to Kinrade Resources Limited.
          Subsequent to these events, Kinrade defaulted on its obligations and was unable to meet the payment schedules as required under contract. In the fall of 2003 ownership of the property passed to Compañía Minera

Rutile Resources Limitada, the wholly owned subsidiary of White Mountain Titanium Corporation. The purchase was completed in September 2005.
          Geology and Mineralization
          The Cerro Blanco property contains a large and possibly unique type of titanium mineralization. Nevertheless, we are still in the exploration stage of development and there are no known reserves on the property. The titaniferous mineral located on the property is clean red-brown and black rutile which occurs disseminated with the tonalitic suite of an alkalic diorite-gabbro-pyroxenite intrusive. Its uniformly disseminated nature and associated alteration endow it with strong similarities to porphyry copper deposits. Natural rutile concentrates such as found on this property would be the preferred feed stock for both titanium metal and pigment grade titanium dioxide production.
          Exploration Plans
          Since acquiring the property in 2003, we have completed a twelve-hole, 2,590 meter drill program to examine the titanium grade, grade distribution, and mineralogy, and morphology of the mining concessions. We have also continued to perform metallurgical engineering studies on the property.
          We currently have plans for a final exploration program during the remainder of 2005 and through 2006. The program will involve four steps which management believes can be completed by the end of 2006:
•	Continue drilling and metallurgical testing in order to expand the resource base and to create a 3D metallurgical model of the deposit to be used in mine planning;

•	Establish and operate a pilot plant to convert current laboratory metallurgical flow sheet to a commercial flow sheet;

•	Complete an independent mine and plant design, environmental impact statement, and economic analysis; and

•	Generate an independent feasibility study.
          From the work carried out thus far, it appears that an open-pit mine operation will be preferred. Management believes the topography of the deposit, and its estimated low waste-to-ore ratio, make an open pit operation feasible. Contract mining will be employed to drill, blast, and move the ore to a central stockpile. Essentially, the mining operation would comprise the following unit operations:
•	pre-stripping of the over-burden;

•	removal of the over-burden to waste heap for future backfill, if necessary;

•	drilling and loading of the charge holes;

•	transportation of the broken ore to a central ore site; and

•	stock-piling of broken ore by grade.
          It is expected that the above unit operations would be carried out by a specialized contract mining enterprise located in the region.
Glossary of Terms
          Certain terms used in this section are defined in the following glossary:
          ALKALIC DIORITE-GABBRO-PYROXENITE INTRUSIVE: a potassium and sodium rich, coarse grained and possibly dark colored igneous rock with associated magnesium and iron that consolidated from magma beneath the earth’s surface.
ANOMALY: a deviation from uniformity or regularity in geophysical or geochemical quantities.
DEVELOPMENT: work carried out for the purpose of opening up a mineral deposit and making the actual extraction possible.

DISSEMINATED: fine particles of mineral dispensed through the enclosing rock.
EXPLOITATION MINING CONCESSIONS: licensed claims where the holder has the right to permit, develop, and operate a mine.
EXPLORATION: work involved in searching for ore by geological mapping, geochemistry, geophysics, drilling and other methods.
EXPLORATION MINING CONSESSIONS: licensed claims where the holder has the right to explore.
GRADE: mineral or metal content per unit of rock or concentrate or expression of relative quality e.g. high or low grade.
GABBRO: dark colored basic intrusive rocks. Intrusive equivalent of volcanic basalt.
GEOCHEMISTRY: study of variation of chemical elements in rocks or soils.
GEOPHYSICS: study of the earth by quantitative physical methods.
GRADE: mineral or metal content per unit of rock or concentrate or expression of relative quality e.g. high or low grade.
INTRUSIVE: a volume of igneous rock that was injected, while still molten, and crystallized within the earth’s crust.
MINERALIZATION: the concentration of metals and their compounds in rocks, and the processes involved therein.
MINERALOGY: the science of the study of minerals.
MORPHOLOGY: the observation of the form of lands.
ORE: material that can be economically mined from an ore body and processed.
ORE BODY: a continuous, well-defined mass of material of sufficient ore content to make extraction economically feasible; or a reserve.
PORPHYRY DEPOSITS: deposits hosted in igneous rocks characterized by large crystals of alkali feldspar set in a finer groundmass with the resulting texture called porphyritic. In a commercial sense, the term is applied to deposits characterized by large size (particularly with respect to the horizontal dimension) and a uniform dissemination of the mineral or metal.
RECLAMATION: the restoration of a site after exploration activity or mining is completed.
RUTILE: a mineral, titanium dioxide (TiO2), trimorpheus with anatase and brookite.
TITANIFEROUS MINERAL: carrying titanium, as titaniferous iron ore.
TITANIUM: a widely distributed dark grey metallic element, (Ti), found in small quantities in many minerals. The mineral ilmenite, (FeTiO3), is currently the principal feedstock for the production of titanium dioxide (TiO2) powder and titanium metal.
TONALITEIC SUITE: a rock composed of sodic plagioclase, hornblende, biotite — or pyroxene - and quartz.

Employees
          We have no full-time employees.
LEGAL PROCEEDINGS
          From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.
MANAGEMENT
Current Management
          The following table sets forth as of October 27, 2005, the name and ages of, and position or positions held by, our executive officers and directors and the employment background of these persons:

			Director
Name	Age	Positions	Since	Employment Background
Michael P. Kurtanjek	53	Director & President	2004	Mr. Kurtanjek has served as our President since February 2004. From 1988 to 1995, he was a mining equity research analyst and institutional salesman with James Capel & Co. and Credit Lyonnais Lang and from 1995 to 2004, a director of Grosvenor Capital Ltd., a private business consulting firm.

Howard M. Crosby	53	Director	2004	Since 1989, Mr. Crosby has been president of Crosby Enterprises, Inc., a family-owned business advisory and public relations firm. Since 1994 he has been president and a director of Cadence Resources Corporation, a publicly traded oil and gas company. He is also an officer and director of High Plains Uranium, Inc., Sundance Diamonds Corporation, Dotson Exploration Company and Nevada-Comstock Mining Company (formerly Caledonia Silver-Lead Mines Company), all of which are privately held companies.

			Director
Name	Age	Positions	Since	Employment Background
John P. Ryan	43	Director	2004	From August, 2000 to the present, Mr. Ryan has served as a director and the Chief Financial Officer of Trend Mining Company, a publicly traded mineral exploration and development company, and since August 1997 he has served as Executive Vice President and Chief Financial Officer of Cadence Resources Corporation, a publicly traded oil and gas company. He has also been a director of Cadence since 1997. Other companies with which Mr. Ryan holds an officer and/or director position include Bio-Quant, Inc., Nevada-Comstock Mining Company, High Plains Uranium, Inc., GreatWall Gold Corporation, Sundance Diamonds Corporation, TN Oil Co., and Dotson Exploration Company.

Cesar Lopez	41	Director	2004	Mr. Lopez has been a partner of Lopez & Ashton, a legal and consulting firm primarily to mining companies, since January 2002. From November 1995 until January 2002 he was self-employed as independent legal counsel to mining companies and other clients operating in Chile.

Stephanie D. Ashton	39	Director	2004	Ms. Ashton has been a partner of Lopez & Ashton, a legal and consulting firm primarily to mining companies, since January 2002. From November 1995 until January 2002 she was self-employed as an independent consultant to mining companies operating in Chile. Prior to November 1995, Ms. Ashton worked as an internal auditor for Rhone-Poulenc, in management consulting as a and as an analyst and advisor to the Line Maintenance Division for United Air Lines.

Brian Flower	56	Director, CFO, & Secretary	2005	Mr. Flower has served as our Chief Financial Officer since February 2005. From 1986 to 1993 he was a mining equity research analyst and investment banker with James Capel & Co. and from 1993 to 1999, Chief Financial Officer and Senior Vice-President, Corporate Development with Viceroy Resource Corporation. Since January 2000, he has provided management consulting and advisory services through two partly owned companies of which he is president, Chapelle Capital Corp. and Trio International Capital Corp. He is also a director of Orsa Ventures Corp., Aurcana Corporation, Pacific Wildcat Resources Corp. and Apoquindo Minerals Inc.

          Mr. Lopez and Ms. Ashton, two of our directors, are husband and wife.
Board Committees and Advisors
          On July 29, 2005, our board created standing audit and compensation committees. Our audit committee is composed of the following directors: John P. Ryan, Stephanie Ashton, and Brian Flower. Our compensation committee is composed of the following directors: John P. Ryan, Howard M. Crosby, and Michael Kurtanjek. Mr. Ryan is the chairman of the compensation committee. The Board of Directors has determined that Messrs. Ryan and Flower and Ms. Ashton are audit committee financial experts by virtue of their past experience which as a group includes acting as the chief financial officer, an accounting supervisor and an internal auditor. Neither Mr. Flower, because of his role as our Chief Financial Officer, nor Ms. Ashton, because of her role in supervising the accounting and administration of our Chilean subsidiary, would be considered independent members of the audit committee. The Board of Directors has determined that Mr. Ryan, who is not an executive officer or employee of our company or any subsidiary, does not have a material relationship with our company that would interfere with the exercise of his independent judgment and that he would therefore be considered an independent member of the audit committee as determined under the American Stock Exchange standards of independence.
          Also on July 29, 2005, the board adopted a policy to compensate non-executive directors who are members of committees of the board. These persons will receive $1,000 plus expenses for attendance in person at each committee meeting. They will receive $500 for attendance at committee meetings by conference telephone. In addition, each chairman of the committee will receive $1,000 per meeting they chair.
Stockholder Communications
          We do not have a standing nominating committee; recommendations for candidates to stand for election as directors are made by the Board of Directors. We have not adopted a policy which permits security holders to recommend candidates for election as directors or a process for stockholders to send communications to the Board of Directors.
Code of Ethics
          On August 30, 2005, we adopted a Code of Ethics which applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. In addition, it applies to our employees and contractors.
Certain Relationships and Related Transactions
          On February 10, 2005, we entered into a letter agreement with Trio International Capital Corp., a company partly owned by Brian Flower, a director and Chief Financial Officer of our company. This agreement provides that Trio, through its wholly owned subsidiary, Pacific Venture Management Ltd., will provide services to us in connection with our plans to seek listing of our stock on the Toronto Stock Exchange; provide and coordinate our office in Vancouver, Canada; manage our corporate functions; and provide assistance with the pre-feasibility and feasibility reports on our property in Chile. Mr. Flower devotes approximately 80% of his time to the affairs of the company under this agreement, including serving as our Chief Financial Officer. As compensation under the agreement, Trio received options to purchase 400,000 shares of our common stock at $1.00 per share at any time on or before January 31, 2008. We have also paid Trio a monthly fee of $5,250 under the agreement since its inception through July 31, 2005, at which time the monthly fee was increased by the board to $8,000. The agreement also provides for payment of operating expenses for the company. Mr. Flower receives no other compensation for serving as our Chief Financial Officer, except as provided in this agreement with Trio. Mr. Flower devotes approximately 80% of his time to the fulfillment of the obligations under this agreement and services as a director of our company.
          On August 1, 2005, we entered into a five-month renewable Business Consultant Agreement with Crosby Enterprises, an entity controlled by Howard M. Crosby, one of our directors. Crosby Enterprises has agreed to perform financial consulting and public relations services for us. In return, we have granted to this entity options to purchase 200,000 shares of our common stock at $1.25 per share at any time through August 1, 2009. In addition, we have agreed to pay $12,000 per month for the services performed by Crosby Enterprises. Mr. Crosby devotes approximately 40% of his time to the fulfillment of the obligations under this agreement and services as a director of our company.
          On February 1, 2004, we entered into a Management Services Agreement through our Chilean subsidiary with Lopez & Ashton Ltda., an entity composed of Cesar Lopez and Stephanie D. Ashton, two of our directors. This agreement provides that Lopez & Ashton will provide consulting and management services in Chile in connection with our mining concessions located there. The agreement expires on December 31, 2005, unless extended by the parties, and may be terminated upon written notice by either party. Lopez & Ashton has agreed to provide and maintain our corporate offices in Chile, provide administrative services for us in Chile, including maintaining our accounting records, provide legal services, and furnish other related services. The agreement provides that during its term Lopez & Ashton will not advise or represent any other company in conflict with their representation of our company. The agreement provides for monthly payments of US$11,000 or CH$6,000,000 whichever is greater, US$1,000 for the office space, and reimbursement for company expenses. Mr. Lopez and Ms. Ashton each devote approximately 50% of their time to the fulfillment of the obligations under this agreement and services as directors of our company.
          On July 11, 2005, we closed a Securities Purchase Agreement with the European Investor on $5,000,000 in equity financing and issued 6,250,000 shares of Class A Convertible Preferred Stock and common stock purchase warrants to purchase 6,250,000 shares of our common stock. Each share of Class A Convertible Preferred Stock is convertible into our common shares at the rate of $0.80 per share and each warrant is exercisable at $1.25 per share at any time through July 11, 2009.
          On September 7, 2005, we amended the Securities Purchase Agreement with the European Investor to include a transaction with the Prior Owner in which we issued 625,000 shares of Class A Convertible Preferred Stock and common stock purchase warrants to purchase 625,000 shares of our common stock under identical terms as with the European Investor. These securities were issued in satisfaction of the final payment of $500,000 due the Prior Owner in connection with the purchase of our Chilean mining concessions.
Indemnification
          Nevada law expressly authorizes a Nevada corporation to indemnify its directors, officers, employees, and agents against liabilities arising out of such persons’ conduct as directors, officers, employees, or agents if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, in the case of criminal proceedings, if they had no reasonable cause to believe their conduct was unlawful. Generally, indemnification for such persons is mandatory if such person was successful, on the merits or otherwise, in the defense of any such proceeding, or in the defense of any claim, issue, or matter in the proceeding. In addition, as provided in the articles of incorporation, bylaws, or an agreement, the corporation may pay for or reimburse the reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition if such person furnishes to the corporation an undertaking to repay such expenses if it is ultimately determined that he did not meet the requirements. In order to provide indemnification, unless ordered by a court, the corporation must determine that the person meets the requirements for indemnification. Such determination must be made by a majority of disinterested directors; by independent legal counsel; or by a majority of the shareholders.
          Article IX of our Articles of Incorporation provides that we are required to indemnify, and advance expenses as they are incurred to, any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of our company, or who is serving at our request or direction as a director or officer of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit, or proceeding, to the full extent permitted by Nevada law.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION
Summary Compensation Table
          The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to the named executive officer for all services rendered in all capacities to our company for the years ended December 31, 2004, 2003, and 2002:
SUMMARY COMPENSATION TABLE

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
				Other		Securities
				Annual	Restricted	Underlying
Name &				Compensa-	Stock	Options/	LTIP	All Other
Principal		Salary	Bonus	tion	Award(s)	SARS	Payouts	Compensation
Position	Year	($)	($)	($)	($)	(#)	($)	($)
Michael P.	2004	$60,000	-0-	-0-	-0-	600,000	-0-	-0-
Kurtanjek,	2003	-0-	-0-	-0-	-0-	-0-	-0-	-0-
President (CEO)	2002	-0-	-0-	-0-	-0-	-0-	-0-	-0-
          Option Grants Table. The following table sets forth information concerning individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2004.
OPTIONS GRANTS IN LAST FISCAL YEAR
(Individual Grants)

	Number of securities	Percent of total
	underlying options	options granted to	Exercise or base
	granted	employees in last	price
Name	(#)	fiscal year	($/Share)	Expiration date
Michael P. Kurtanjek	600,000	86%	$0.60	May 31, 2008
          Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding stock options exercised during the fiscal year ended December 31, 2004, and held as of December 31, 2004, by the executive officers named in the Summary Compensation Table.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Number of
Securities
Underlying
			Unexercised	Value of Unexercised
			Options at Fiscal	In-The-Money Options
			Year-End(#)	at Fiscal Year- End($)(1)
	Shares acquired		Exercisable/	Exercisable/
Name	on exercise (#)	Value realized ($)	Unexercisable	Unexercisable
Michael P. Kurtanjek	-0-	-0-	600,000/-0-	$540,000/-0-(1)

(1)	At December 31, 2004, the fair market value of the shares underlying the unexercised options was $1.50 per share.

Employment and Consulting Agreements and Arrangements
          From February 23, 2004, through July 31, 2005, our Board of Directors approved and we paid a monthly salary of $6,000 to Mr. Kurtanjek for serving as President. On August 18, 2005, our compensation committee recommended, and the board approved, an increase in his monthly salary to $9,500 beginning August 1, 2005. We do not have an employment agreement with Mr. Kurtanjek. Mr. Kurtanjek devotes essentially all of his time to the business of our company.
          Pursuant to our agreement with Trio International Capital Corp., we pay a monthly fee of $8,000 to Trio, which includes services performed by Brian Flower as our Chief Financial Officer.
Compensation of Directors
          On July 29, 2005, the board adopted a policy to compensate directors who are not executive officers of the Company. Such persons will receive $1,000 plus expenses for attendance in person at each meeting of the Board of Directors. They will receive $500 for attendance at such meetings by conference telephone. In addition, each chairman of a committee will receive $1,000 per meeting they chair.
Stock Option Plan
          On August 30, 2005, our Board of Directors adopted the current Stock Option Plan. Our shareholders have not yet approved the plan. The purpose of the plan is to provide eligible persons an opportunity to acquire a proprietary interest in our company and to participate in the profitability of the company.
          There are 3,140,000 shares of common stock authorized for stock options under the plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations. In addition, aggregate grants to a single person are limited to 5% of the total number of issued and outstanding shares and the aggregate number authorized for grants to insiders is limited to 20% of the issued and outstanding shares. Grants to consultants are limited to 2% of the issued and outstanding shares.
          The plan is administered by our Board of Directors. Participants in the plan are to be selected by our Board of Directors. The persons eligible to participate in the plan are as follows: (a) directors of our company and its subsidiaries; (b) officers of our company and its subsidiaries; (c) employees of our company and any of its subsidiaries; and (d) those engaged by us to provide ongoing management or consulting services, or investor relations activities for us or any entity controlled by us.
          The purchase price under each option is established by the Board of Directors at the time of the grant and may not be discounted below the maximum discount permitted under the policy of the Toronto Exchange.
          The Board of Directors will fix the terms of each option, but no option can be granted for a term in excess of five years. The Board of Directors will not impose a vesting schedule upon any options granted which provides for exercise of an option for less than 25% of the shares subject to the option upon approval of listing of our stock on the Toronto Exchange and 12.5% every quarter thereafter.
          During the lifetime of the person to whom an option has been granted, only that person has the right to exercise the option and that person cannot assign or transfer any right to the option.
          In the event of the death of the option holder, the options will immediately vest and may be exercised for up to one year from the date of death. If the option holder’s relationship with us is terminated for cause, the unexercised options will immediately terminate. If the option holder retires, voluntarily resigns, or is terminated for other than cause, the options will be exercisable for 90 days thereafter or for 30 days if the person was engaged in investor relations.
          In the event of the corporate take-over, reorganization or change of control, the options will vest and the holder may exercise the options or, in the event of a corporate reorganization, receive the kind and amount of shares or other securities or property that he would have been entitled to receive if he had been a holder of shares of our company at the time of the reorganization, or, if appropriate, as otherwise determined by the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
          The following table sets forth certain information furnished by current management and others, concerning the ownership of our common stock as of October 27, 2005, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of our common stock, without regard to any limitations on conversion or exercise of convertible securities or warrants; (ii) all directors and executive officers; and (iii) our directors and executive officers as a group:

	Amount and Nature
Name and Address	of Beneficial		Percentage of Class
of Beneficial Owner	Ownership (1)		Before Offering (2)	After Offering(3)
Michael P. Kurtanjek	1,000,000	(4)	6.1%	3.1%
9 Church Lane
Copthorne
West Sussex, England
RH10 3PT

Howard M. Crosby	839,000	(5)	5.3%	2.7%
6 East Rose Street
Walla Walla, WA 99362

John P. Ryan	983,300	(6)	6.2%	3.1%
50 Palmetto Bay Rd.
#147
Hilton Head Island, SC 29928

Cesar Lopez	1,109,000	(7)	7%	3.5%
Enrique Foster Sur 20, Piso 19
Las Condes, Santiago, Chile

Stephanie Ashton	1,109,000	(7)	7%	3.5%
Enrique Foster Sur 20, Piso 19
Las Condes, Santiago, Chile

Brian Flower	400,000	(8)	2.5%	1.3%
2150-1188 West Georgia Street
Vancouver, British Columbia
Canada V6E 4A2

Executive Officers and	5,452,300		32%	16.8%
Directors as a Group
(6 Persons)

Rubicon Master Fund(9)	14,062,500	(10)	47%	45%
c/o Rubicon Fund Management LLP
103 Mount St.
London W1K 2TJ
United Kingdom

Phelps Dodge Corporation	1,406,250	(11)	8.2%	4.5%
One North Central Ave.
Phoenix, AZ 85004

(1)	Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or other conversion privileges currently exercisable or convertible, or exercisable or convertible within 60 days of October 27, 2005, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)	Percentage based on 15,829,133 shares of common stock outstanding as of October 27, 2005.

(3)	Percentage based on 31,297,883 shares of common stock outstanding upon completion of the offering, assuming all shares of common stock being registered are sold.

(4)	Includes 600,000 shares issuable pursuant to options exercisable within 60 days.

(5)	Includes 200,000 shares issuable pursuant to options exercisable within 60 days held in the name of Crosby Enterprises, Inc., an entity controlled by Mr. Crosby. Also includes 4,000 shares owned by Crosby Enterprises, 315,000 shares owned by HHBC, Inc., and 320,000 shares owned by Cork Investments, entities controlled by Mr. Crosby.

(6)	Includes 10,000 shares owned by Lucky Joe Mining Company and 30,000 shares owned by Fronteriza Silver Mines, Inc., entities controlled by Mr. Ryan. He is deemed to share beneficially ownership of these shares with these entities. Also includes 554,300 shares owned by Nancy Martin, his wife.

(7)	Ms. Ashton and Mr. Lopez are husband and wife but deny any beneficial ownership in the stock held by the other. Neither party is deemed to hold any beneficial interest in the shares owned by the other.

(8)	Consists of 400,000 shares issuable pursuant to options exercisable within 60 days held in the name of Trio International Capital Corp., an entity partly owned by Mr. Flower.

(9)	Pursuant to Investment Agreements, each of Rubicon Fund Management Ltd., and Rubicon Fund Management LLP share all investment and voting power with respect to the securities held by Rubicon Master Fund. Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer, Jeffrey Eugene Brummette, William Francis Callanan, Vilas Gadkari, Robert Michael Greenshields and Horace Joseph Leitch III may be deemed to be beneficial owners of the securities held by Rubicon Master Fund. Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer, Jeffrey Eugene Brummette, William Francis Callanan, Vilas Gadkari, Robert Michael Greenshields and Horace Joseph Leitch III disclaim beneficial ownership of the securities held by Rubicon Master Fund.

(10)	Consists of 7,812,500 shares issuable upon conversion of 6,250,000 Class A Convertible Preferred Shares and 6,250,000 shares issuable upon exercise of warrants, which are respectively convertible and exercisable within 60 days. Notwithstanding the foregoing, the shares of the Class A Convertible Preferred Stock and warrants may not be converted or exercised if the holder of the security, together with its affiliates, after such conversion or exercise would hold 4.9% of the then issued and outstanding shares of our common stock.

(11)	Consists of 781,250 shares issuable upon conversion of 625,000 Class A Convertible Preferred Shares and 625,000 shares issuable upon exercise of warrants, which are respectively convertible and exercisable within 60 days. Notwithstanding the foregoing, the shares of the Class A Convertible Preferred Stock and warrants may not be converted or exercised if the holder of the security, together with its affiliates, after such conversion or exercise would hold 4.9% of the then issued and outstanding shares of our common stock.
SELLING STOCKHOLDERS
          The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.
          The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered, without regard to any limitation on conversion or exercise.

	Total Shares
	of Common	Total					Percentage
	Stock	Percentage			Percentage		of
	Issuable	of			of		Common
	Upon	Common	Shares of		Common		Stock
	Conversion	Stock,	Common	Beneficial	Stock	Beneficial	Owned
	of Preferred	Assuming	Stock	Ownership	Owned	Ownership	After
	Shares and	Full	Included in	Before	Before	After	Offering
Name	Warrants	Conversion	Prospectus	Offering	Offering	Offering	(1)
Rubicon Master Fund(2)	14,062,500(3)	100%	14,062,500	14,062,500(3)	47%(3)	—	—
Phelps Dodge Corporation	1,406,250(4)	100%	1,406,250(4)	1,406,250(4)	8.2%(4)	—	—
Totals	15,468,750		15,468,750		55.2%

(1)	Assumes that all securities registered will be sold.

(2)	Pursuant to Investment Agreements, each of Rubicon Fund Management Ltd., and Rubicon Fund Management LLP share all investment and voting power with respect to the securities held by Rubicon Master Fund. Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer, Jeffrey Eugene Brummette, William Francis Callanan, Vilas Gadkari, Robert Michael Greenshields and Horace Joseph Leitch III may be deemed to be beneficial owners of the securities held by Rubicon Master Fund. Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer, Jeffrey Eugene Brummette, William Francis Callanan, Vilas Gadkari, Robert Michael Greenshields and Horace Joseph Leitch III disclaim beneficial ownership of the securities held by Rubicon Master Fund.

(3)	Consists of 7,812,500 shares issuable upon conversion of 6,250,000 Class A Convertible Preferred Shares and 6,250,000 shares issuable upon exercise of warrants, which are respectively convertible and exercisable within 60 days. Notwithstanding the foregoing, the shares of the Class A Convertible Preferred Stock and warrants may not be converted or exercised if the holder of the security, together with its affiliates, after such conversion or exercise would hold 4.9% of the then issued and outstanding shares of our common stock.

(4)	Consists of 781,250 shares issuable upon conversion of 625,000 Class A Convertible Preferred Shares and 625,000 shares issuable upon exercise of warrants, which are respectively convertible and exercisable within 60 days. Notwithstanding the foregoing, the shares of the Class A Convertible Preferred Stock and warrants may not be converted or exercised if the holder of the security, together with its affiliates, after such conversion or exercise would hold 4.9% of the then issued and outstanding shares of our common stock.
          The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.
          Each of the selling stockholders has contractually agreed to restrict its ability to convert the Class A shares or exercise the warrants and receive shares of our common stock such that the number of shares of common stock held by each in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible debentures and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

DESCRIPTION OF SECURITIES
Common Stock
          The shares registered pursuant to the registration statement, of which this prospectus is a part, are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.
          We are authorized to issue up to 100,000,000 shares of $.001 par value common stock. The holders of common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of our company nor are any common shares subject to redemption or convertible into other securities of our company. Upon liquidation, dissolution or winding up of our company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.
          Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Under Nevada corporate law, holders of our company’s common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to our board of directors.
Class A Convertible Preferred Stock
          We are authorized to issue 20,000,000 preferred shares and have outstanding 6,875,000 preferred shares designated as Class A Convertible Preferred Stock, par value $0.001 per share. The Class A shares have the following rights and preferences:
•	The Class A shares are convertible into shares of our common stock at the rate of $0.80 per share at any time, subject to the following limitations and conditions:
o	If we issue or sell shares of our common stock, or grant options or other convertible securities which are exercisable or convertible into our common shares, at prices less than the conversion price of our Class A shares, then the conversion price of the Class A shares will be reduced to this lower sale or conversion price.

o	The Class A shares may not be converted into common shares if the beneficial owner of such shares would thereafter exceed 4.99% of the outstanding common shares.

o	We are also not obligated to convert the Class A shares if the issuance of the common shares would exceed the number of shares of common stock which we may issue upon conversion of our preferred shares without breaching any obligations under the rules or regulations of the principal market for our common shares.
•	The holders of the Class A shares are entitled to the number of votes equal to the number of whole shares of common stock into which they are convertible. The Class A shares vote together with the holders of the common stock, except as provided by law.

•	In the event of any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of the Class A shares will be entitled to receive a pro rata amount of the funds available for liquidation with the holders of the common stock as though the Class A shares were converted.

•	The holders of the Class A shares are entitled to such dividends paid and distributions made to the holders of our common stock to the same extent as if such holders of the Class A shares had converted their preferred shares into common stock.

•	The holders of the Class A shares do not have any preemptive rights to purchase shares of our common stock.

•	There are no redemption or sinking fund provisions applicable to the Class A shares.

Warrants
          We have issued warrants to purchase 6,875,000 to the selling stockholders herein. These four-year warrants are exercisable immediately at an exercise price of $1.25 per share, provided that if we issue or sell shares of our common stock, or grant options or other convertible securities which are exercisable or convertible into our common shares, at prices less than this exercise price, then the exercise price of these warrants will be reduced to this lower sale or conversion price. Also, these warrants may not be exercised if the beneficial owner of such shares would thereafter exceed 4.99% of the outstanding common shares. In the event of a subdivision or combination of our common shares, the exercise price in effect immediately prior to such subdivision or combination and the number of shares issuable upon exercise will be proportionately adjusted. The warrant holders are also entitled to certain antidilution rights in the event of a pro rata distribution to the shareholders. In the event of any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of our assets to another person or other transaction effected in such a way that holders of our common stock would be entitled to receive securities or assets with respect to or in exchange for our common stock, the warrant holder will be entitled to exchange his warrant for a security of the acquiring entity substantially similar in form and substance to this warrant.
PLAN OF DISTRIBUTION
          We are registering shares of Common stock issuable upon conversion of the outstanding shares of Class A Convertible Preferred Stock and exercise of the warrants to permit the resale of such shares of common stock by the selling stockholders, from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of such shares of our common stock. We will bear all fees and expenses incident to our obligation to register these shares of common stock.
          The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, in any one or more of the following methods:
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers which have agreed with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
          If the selling stockholders effect such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of our common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.
          The selling stockholders may pledge or grant a security interest in some or all of the preferred shares and warrants or shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
          The selling stockholders and any broker-dealer participating in the distribution of the shares of Common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
          Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
          There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.
          The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
          We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights provisions contained in the Securities Purchase Agreement with between us and the selling stockholders; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights provisions, or we may be entitled to contribution.
          The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders. If we are notified by any one or more selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file, or cause to be filed, a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.
          Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.
          The selling stockholders are not restricted as to the price or prices at which they may sell their shares. Sales of the shares may have an adverse effect on the market price of the common stock. Moreover, the selling stockholders are not restricted as to the number of shares that may be sold at any time, and it is possible that a significant number of shares could be sold at the same time, which may have an adverse effect on the market price of the common stock.
LEGAL MATTERS
          The validity of the shares of common stock offered under this prospectus is being passed upon for us by Ronald N. Vance, Attorney at Law, Salt Lake City, Utah.
EXPERTS
          Our consolidated financial statements for the years ended December 31, 2004, and 2003 and cumulative period from inception November 13, 2001 through December 31, 2004 appearing in this prospectus which is part of a registration statement have been audited by Smythe Ratcliffe, Chartered Accountants, and are included in reliance upon such report given upon the authority of Smythe Ratcliffe, as experts in accounting and auditing.
ADDITIONAL INFORMATION
          We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of White Mountain Titanium Corporation, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.
          Upon the effective date of the registration statement of which this prospectus is a part, we will be required to file reports, proxy statements and other documents with the SEC. We do not presently intend to voluntarily furnish you with a copy of our annual report. You may read and copy any document we file with the Securities and Exchange Commission at the public reference room of the Commission between the hours of 9:00 a.m. and 5:00 p.m., except federal holidays and official closings, at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You should call (202) 551-8090 for more information on the public reference room. Our SEC filings are also available to you on the Internet website for the Securities and Exchange Commission at http://www.sec.gov.

WHITE MOUNTAIN TITANIUM CORPORATION
(Formerly Utah Networking Services, Inc.)
(An Exploration Stage Company)
Consolidated Financial Statements
September 30, 2005
U.S. Funds
Unaudited – Prepared by Management

1

WHITE MOUNTAIN TITANIUM CORPORATION
(Formerly Utah Networking Services, Inc.)
(An Exploration Stage Company)
Consolidated Balance Sheets
September 30, 2005 and December 31, 2004
U.S. Funds – Unaudited – Prepared by Management

	September 30, 2005	December 31, 2004

Assets

Current
Cash and cash equivalents	$4,558,433	$300,592
Marketable securities	17,850	37,691
Prepaid expenses	50,627	29,077
Receivables	4,800	2,191

Total current assets	4,631,710	369,551
Capital Assets	39,688	16,512

Total Assets	$4,671,398	$386,063

Liabilities

Current liabilities
Accounts payable and accrued liabilities	$22,039	32,021
Loan payable	—	—
Current portion of long term debt	—	$500,000

Total current liabilities	$22,039	532,021

Long Term Liabilities
Long term debt	$—	$—

Total liabilities	22,039	532,021

Stockholders’ Equity (Deficit)

Preferred Stock
20,000,000 shares authorized 6,875,000 (2004 – 0) shares issued and outstanding	5,500,000	—
Capital Stock (Note 2)
100,000,000 shares authorized 15,814,133 (2004 – 15,288,133) shares issued and outstanding	3,966,730	3,104,139
Stock Subscriptions Received	—	120,000
Deficit	(4,817,371)	(3,370,097)

Total Stockholders’ Equity (Deficit)	4,649,359	(145,958)

Total Liabilities and Stockholder’s Equity (Deficit)	$4,671,398	$386,063

2

WHITE MOUNTAIN TITANIUM CORPORATION
(Formerly Utah Networking Services, Inc.)
(An Exploration Stage Company)
Consolidated Statement of Stockholders’ Equity (Deficit)
U.S. Funds – Unaudited – Prepared by Management

		Common		Preferred
		Stock and	Shares of	Stock and					Total
		Paid in	Preferred	Paid in					Shareholders’
		Excess of	Stock	Excess of	Subscription	Subscription	Stock-based		Equity
	Shares	Par Value	Issued	Par Value	Receivable	Received	Compensation	Deficit	(Deficit)

Balance – December 31, 2003	—	$—	—	$—	$—	$—	$—	$—	$—

Loss for the year	—	—	—	—	—	—	—	—	—
Shares issued for cash:					—			—
Private placements	4,040,000	404,000	—		(111,000)	—	—	—	293,000
Shares issued for services	7,211,000	72,110	—		—		—	—	72,110

Balance – prior to acquisition	11,251,000	476,110	—		—	—	—	—	365,110
Shares of accounting subsidiary acquired on reverse takeover	1,550,000	28,368	—		—	—	—	—	28,368
Adjustment to eliminate capital of accounting subsidiary on reverse takeover	—	(28,368)	—		—	—	—	—	(28,368)
Adjustment to increase capital of accounting parent on reverse takeover	—	365,779	—		—	—	—	—	365,779
Loss for the year	—	—	—		—	—	—	(1,196,588)	(1,196,588)

Balance – December 31, 2004	12,801,000	$841,889	—		(111,000)	—	—	$(1,196,588)	$(465,699)

Shares issued for cash:
Private placement	2,358,633	1,405,180	—				—	—	1,405,180
Share subscriptions received	—	—	—		—	120,000	—	—	120,000
Shares issued for services	128,500	205,320	—		—	—	—	—	205,320
Receipt of subscriptions receivable	—	—	—	—	111,000	—	—	—	111,000
Stock based compensation	—	—			—	—	651,750	—	651,750
Increase in authorized common shares	—	—			—	—	—	—	—
Loss for the year	—	—			—	—	—	(2,173,509)	(2,173,509)

Balance – December 31, 2004	15,288,133	$2,452,389	—	$—	111,000	$120,000	$651,750	$(3,370,097)	$(145,958)

Preferred Shares issued for cash:
Private placement	—	—	6,250,000	5,000,000	—	—	—	—	5,000,000
Preferred shares issued for debt	—	—	625,000	500,000	—	—	—	—	500,000
Shares issued for cash:
Private placement	459,000	459,000	—	—	—	(120,000)	—	—	339,000
Shares issued for services	67,000	100,500	—	—	—	—	—	—	100,500
Stock based compensation	—	—	—	—	—	—	303,061	—	303,061
Loss for the period	—	—	—	—	—	—	—	(1,447,274)	(1,447,274)

Balance – September 30,2005	15,814,133	$3,011,889	6,875,000	$5,500,000	—	—	$954,811	$(4,817,371)	$4,649,329

3

WHITE MOUNTAIN TITANIUM CORPORATION
(Formerly Utah Networking Services, Inc.)
(An Exploration Stage Company)
Consolidated Statements of Operations and Deficit
Periods Ended September 30
U.S. Funds – Unaudited – Prepared by Management

					Cumulative
					December 1,
	Three months ended		Nine months ended		2003 (merger)
	September 30		September 30		to September
	2005	2004	2005	2004	30, 2005

Expenses
Consulting fees	$117,955	$273,586	$176,475	$333,386	$553,771
Amortization	—	—	—	—	2,584
Office expenses	1,121	9,609	32,020	43,987	43,628
Licenses, taxes, filing fees	23,477	195	23,577	26,827	112,865
Advertising and promotion	—	9,694	3,585	16,851	33,360
Insurance	738	—	738	—	738
Management fees	20,000	—	24,280	—	24,280
Transfer agent fees	102	270	1,582	1,955	3,612
Professional fees	156,855	71,050	255,125	164,265	485,771
Travel and vehicle expense	28,694	46,824	99,310	86,488	260,586
Exploration expense	182,495	182,895	348,914	202,380	1,507,503
Bank charges and interest	1,354	661	2,738	2,610	6,138
Investor relations	22,023	6,478	32,268	6,478	46,434
Wages and Benefits	81,000	51,000	142,000	119,000	306,034
Rent	20,012	—	21,349	—	62,734
Stock based Compensation	303,061	—	303,061	—	954,811
Telephone	3,480	1,478	3,740	1,478	8,202

Loss before other items	(962,371)	(653,740)	(1,470,761)	(1,005,705)	(4,413,051)

Gain (loss) on investments	—	(10,093)	17,573	(10,093)	(38,739)
Foreign exchange	(5,076)	(400)	(7,112)	(400)	(13,000)
Interest income	13,026	—	13,026	—	13,026

Net loss for the period	$(954,421)	$(664,233)	$(1,447,274)	$(1,016,199)	$(4,451,764)

Excess of purchase price over net Assets acquired	$—	$—	$—	$—	$(365,607)

Deficit, beginning of period	$(3,862,950)	$(1,548,555)	$(3,370,097)	$(1,196,588)	—

Deficit, end of period	$(4,817,371)	$(2,212,787)	$(4,817,371)	$(2,212,787)	$(4,817,371)

Loss per Share	$(0.06)	$(0.07)	$(0.09)	$(0.05)	—

Weighted average number of shares	15,707,320	14,421,136	15,556,763	13,712,270	—

4

WHITE MOUNTAIN TITANIUM CORPORATION
(Formerly Utah Networking Services, Inc.)
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
Periods Ended September 30
U.S. Funds – Unaudited Prepared by Management

			Cumulative
			December 1,
	Nine months ended		2003 (merger) to
	September 30		September 30,
	2005	2004	2005

Operating Activities
Net loss	$(1,447,274)	$(1,016,199)	$(4,817,371)
Items not involving cash Amortization	—	—	2,584
Stock based compensation	303,061	—	954,811
Common shares issued for services	100,500	205,320	377,930
Unrealized loss on marketable securities	—	—	56,312
Excess of purchase price over net assets acquired	—	—	365,607
Changes in Non-Cash Working Capital
Receivables	(2,610)	(1,268)	(4,801)
Marketable securities	19,841	(23,710)	(74,162)
Accounts payable and accrued liabilities	(9,983)	(97,457)	22,038
Note payable	—	—	600,000
Prepaid expenses	(21,550)	521	(50,627)

Cash Used in Operating Activities	(1,558,014)	(932,792)	(2,567,679)

Investing Activities
Addition to capital assets	(23,175)	(16,513)	(42,270)

	(23,175)	(16,513)	(42,270)
Financing Activities
Repayment of long term debt	(500,000)	—	(600,000)
Issuance of common shares	5,851,030	1,405,180	7,549,210
Subscriptions received	(12,000)	(159,000)	108,000
Subscriptions receivable	—	—	111,000
Working capital acquired on reorganization	—	—	172

Cash Provided by Financing Activities	$5,839,030	$1,246,180	$7,168,382

Inflow (Outflow) of Cash and Cash Equivalents	$4,527,842	$296,876	4,558,433
Cash and Cash Equivalents, Beginning of Period	$300,592	$80,301	—

Cash and Cash Equivalents, End of Period	$4,558,434	$377,177	4,558,433

Supplemental Cash Flow Information
Income tax paid	$—	$—	$—
Interest paid	$—	$—	$—

5

WHITE MOUNTAIN TITANIUM CORPORATION
(Formerly Utah Networking Services, Inc.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Periods Ended September 30
U.S. Funds — Unaudited Prepared by Management
Schedule 1
Consolidated Schedule of Exploration Costs
For the Periods Ended September 30
U.S. Funds

			Cumulative
			December 1,
			2003 (merger) to
			September 30

	2005	2004	2005

Exploration Costs

Acquisition costs	$—	$—	$650,000
Concession fees	19,463	47,291	122,746
Geological consulting fees	152,446	12,753	195,999
Environmental	46,156	6,635	126,508
Drilling	26,403	42,211	201,985
Assaying	77,331	64,927	152,212
Equipment rental	—	—	8,603
Site costs	24,190	20,363	38,458
Transport	1,681	6,613	7,571
Maps, misc	1,245	1,588	3,422

	$348,914	$202,380	$1,507,503

6

WHITE MOUNTAIN TITANIUM CORPORATION
(Formerly Utah Networking Services, Inc.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Nine Months Ended September 30, 2005
U.S. Funds — Unaudited Prepared by Management
1.	BASIS OF PRESENTATION

These unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information. These financial statements are condensed and do not include all disclosures required for annual financial statements. The organization and business of the Company, accounting policies followed by the Company and other information are contained in the notes to the Company’s audited consolidated financial statements for December 31, 2004.

In the opinion of the Company’s management, these consolidated financial statements reflect all adjustments necessary to present fairly the Company’s consolidated financial position at September 30, 2005 and December 31, 2004 and the consolidated results of operations and the consolidated statements of cash flows for the nine months ended September 30, 2005 and 2004. The results of operations for the nine months ended September 30, 2005 are not necessarily indicative of the results to be expected for the entire fiscal year.

2.	STOCKHOLDERS’ EQUITY

During the period ended September 30, 2005 the Company:
a)	completed an offering for 459,000 common shares at a price of $1.00;

b)	completed a unit offering for 6,250,000 units at a price of $0.80 for gross proceeds of $5,000,000. Each unit consists of one preferred share and one common share purchase warrant. Each purchase warrant is exercisable for one common share at a price of $1.25 for a period of four years;

c)	issued 625,000 preferred shares and 625,000 common share purchase warrants at a price of $0.80 per preferred share and $1.25 for the exercise of each warrant as repayment for the $500,000 outstanding balance on the note payable to Compania Contractual Minera Ojos Del Salado; and

d)	issued 67,000 common shares for services to a consultant at a deemed price of $1.50. These costs were expensed under consulting fees.
In addition the Company granted 600,000 options at prices between $1.00 and $1.25 and these options were fully vested as at September 30, 2005. The total stock-based compensation recognized under the fair value method for consultants was $303,061 using the Black-Scholes option pricing model.

7

WHITE MOUNTAIN TITANIUM CORPORATION
(Formerly Utah Networking Services, Inc.)
(An Exploration Stage Company)
Consolidated Financial Statements
December 31, 2004 and 2003
U.S. Funds

SmytheRatcliffe.com
7th Floor, Marine Building
355 Burrard Street
Vancouver, B.C. V6C2G8

Smythe Ratcliffe
Chartered Accounts
facsimile: 604.688.4675
telephone: 604.687.1231
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
TO THE DIRECTORS AND STOCKHOLDERS OF
WHITE MOUNTAIN TITANIUM CORPORATION
(Formerly Utah Networking Services, Inc.)
(An Exploration Stage Company)
We have audited the consolidated balance sheets of White Mountain Titanium Corporation (formerly Utah Networking Services, Inc.) (An Exploration Stage Company) as of December 31, 2004 and 2003 and the related statements of operations and deficit, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2004, 2003 and 2002, and the cumulative period from inception (November 13, 2001) through December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as at December 31, 2004 and 2003 and the consolidated results of its operations and its cash flows for the years ended December 31, 2004, 2003 and 2002 and the cumulative period from inception (November 13, 2001) through December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the consolidated financial statements, the Company has no revenues and limited capital, which together raise substantial doubt about its ability to continue as a going-concern. Management plans in regard to these matters are also described in note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ Smythe Ratcliffe
Chartered Accountants
Vancouver, Canada
October 17, 2005
A Member of PKF International

1

WHITE MOUNTAIN TITANIUM CORPORATION
(Formerly Utah Networking Services, Inc.)
(An Exploration Stage Company)
Consolidated Balance Sheets
December 31
U.S. Funds

	2004	2003

Assets

Current
Cash and cash equivalents	$300,592	$80,301
Marketable securities (Note 4)	37,691	49,000
Prepaid expenses	29,077	25,000
Receivables	2,191	—

Total current assets	369,551	154,301
Capital Assets (Notes 1 and 5)	16,512	—

Total Assets	$386,063	$154,301

Liabilities

Current liabilities
Accounts payable and accrued liabilities	$32,021	$—
Loan payable	—	20,000
Current portion of long term debt (Note 8)	500,000	100,000

Total current liabilities	532,021	120,000
Long Term Liabilities
Long term debt (Notes 7 and 8)	—	500,000

Total Liabilities	532,021	620,000

Stockholders’ Deficit

Preferred Stock and Paid-in Capital in Excess of $0.001 Par Value
20,000,000 shares authorized; none issued
Common Stock and Paid-in Capital in Excess of $0.001 Par Value (Note 9)
100,000,000 shares authorized
15,288,133 (2003 — 12,801,000) shares issued and outstanding	3,104,139	841,889
Stock Subscriptions Receivable (Note 9 (b)(ii))	—	(111,000)
Stock Subscriptions Received (Note 9 (c))	120,000	—
Accumulated Deficit	(3,370,097)	(1,196,588)

Total Stockholders’ Deficit	(145,958)	(465,699)

Total Liabilities and Stockholders’ Deficit	$386,063	$154,301

See notes to consolidated financial statements.

2

WHITE MOUNTAIN TITANIUM CORPORATION
(Formerly Utah Networking Services, Inc.)
(An Exploration Stage Company)
Consolidated Statements of Operations and Deficit
U.S. Funds

				Cumulative
				From Inception
				November 13,
				2001 through
	Years Ended December 31,			December 31,
	2004	2003	2002	2004

Expenses

Advertising and promotion	$29,776	$—	$—	$29,776
Amortization	2,584	—	—	2,584
Bank charges and interest	3,400	—	—	3,400
Consulting fees	365,386	11,910	—	377,296
Exploration	452,576	706,013	—	1,158,589
Filing fees	12,866	—	—	12,866
Investor relations	14,166	—	—	14,166
Licenses, taxes and filing fees	47,595	28,827	—	76,422
Office	11,008	600	—	11,608
Professional fees	185,896	44,750	—	230,646
Rent	41,385	—	—	41,385
Stock-based compensation (Note 9(e))	651,750	—	—	651,750
Telephone	4,462	—	—	4,462
Transfer agent fees	2,030	—	—	2,030
Travel and vehicle	133,595	27,681	—	161,276
Wages and benefits	164,034	—	—	164,034

Loss Before Other Items	(2,122,509)	(819,781)	—	(2,942,290)
Adjustment to market for marketable securities	(45,112)	(11,200)	—	(56,312)
Foreign exchange	(5,888)	—	—	(5,888)

Net Loss for Year	(2,173,509)	(830,981)	—	(3,004,490)
Excess of purchase price over net assets acquired	—	(365,607)	—	(365,607)
Deficit, Beginning of Year	(1,196,588)	—	—	—

Deficit, End of Year	$(3,370,097)	$(1,196,588)	$—	$(3,370,097)

Net Loss Per Share	$(0.15)	$(0.22)	—

Weighted Average Number of Shares Outstanding	14,109,475	3,851,512	—

See notes to consolidated financial statements.

3

WHITE MOUNTAIN TITANIUM CORPORATION
(Formerly Utah Networking Services, Inc.)
(An Exploration Stage Company)
Consolidated Statement of Stockholders’ Equity (Deficit)
U.S. Funds

		Common
		Stock and
		Paid in	Stock	Stock		Total
		Excess of	Subscriptions	Subscriptions	Accumulated	Stockholders’
	Shares	Par Value	Receivable	received	Deficit	Equity (Deficit)

Balance — December 31, 2002	—	$—	$—	$—	$—	$—

Loss for the year	—	—	—	—	—	—
Stock issued for cash			—		—
Private placements	4,040,000	404,000	(111,000)	—	—	293,000
Stock issued for services	7,211,000	72,110	—	—	—	72,110

Balance — prior to acquisition	11,251,000	476,110	(111,000)	—	—	365,110
Stock of accounting subsidiary acquired on reverse takeover (Note 6)	1,550,000	28,368	—	—	—	28,368
Adjustment to eliminate capital of accounting subsidiary on reverse takeover (Note 6)	—	(28,368)	—	—	—	(28,368)
Adjustment to increase capital of accounting parent on reverse takeover (Note 6)	—	365,779	—	—	—	365,779
Excess of purchase price over net assets acquired	—	—	—	—	(365,607)	(365,607)
Net Loss for the year	—	—	—	—	(830,981)	(830,981)

Balance — December 31, 2003	12,801,000	841,889	(111,000)	—	(1,196,588)	(465,699)
Private placement
Stock issued for cash	2,341,966	1,405,180	—	—	—	1,405,180
Stock issued for services	16,667	10,000	—	—	—	10,000
Stock subscriptions received (Note 9 (c))	—	—	—	120,000	—	120,000
Stock issued for services	128,500	195,320	—	—	—	195,320
Receipt of stock subscriptions receivable	—	—	111,000	—	—	111,000
Stock-based compensation (Note 9 (e))	—	651,750	—	—	—	651,750
Net Loss for the year	—	—	—	—	(2,173,509)	(2,173,509)

Balance — December 31, 2004	15,288,133	$3,104,139	$—	$120,000	$(3,370,097)	$(145,958)

See notes to consolidated financial statements.

4

WHITE MOUNTAIN TITANIUM CORPORATION
(Formerly Utah Networking Services, Inc.)
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
U.S. Funds

				Cumulative
				From Inception
				November 13,
	Years Ended December 31,			2001 through
	2004	2003	2002	December 31, 2004

Operating Activities
Net loss	$(2,173,509)	$(1,196,588)	$—	$(3,370,097)
Items not involving cash
Amortization	2,584	—	—	2,584
Stock-based compensation	651,750	—	—	651,750
Common stock issued for services	205,320	72,110	—	277,430
Adjustment to market on marketable securities	45,112	11,200	—	56,312
Excess of purchase price over net assets acquired	—	365,607	—	365,607
Non-cash resource property expenditures	—	600,000	—	600,000
Changes in Non-Cash Working Capital
Receivables	(2,191)	—	—	(2,191)
Marketable securities	(33,803)	(60,200)	—	(94,003)
Accounts payable and accrued liabilities	32,021	—	—	32,021
Loan payable	(20,000)	20,000	—	—
Prepaid expenses	(4,077)	(25,000)	—	(29,077)

Cash Used in Operating Activities	(1,296,793)	(212,871)	—	(1,509,664)

Investing Activities
Addition to capital assets	(19,096)	—	—	(19,096)

Financing Activities
Repayment of long term debt	(100,000)	—	—	(100,000)
Issuance of common stock	1,405,180	293,000	—	1,698,180
Stock subscriptions received	120,000	—	—	120,000
Stock subscriptions receivable	111,000	—	—	111,000
Working capital acquired on reorganization	—	172	—	172

Cash Provided by Financing Activities	1,536,180	293,172	—	1,829,352

Inflow of Cash and Cash Equivalents	220,291	80,301	—	300,592
Cash and Cash Equivalents, Beginning of Year	80,301	—	—	—

Cash and Cash Equivalents, End of Year	$300,592	$80,301	$—	$300,592

Supplemental Cash Flow Information
Income tax paid	$—	$—	$—	$—
Interest paid	$—	$—	$—	$—

See notes to consolidated financial statements.

5

WHITE MOUNTAIN TITANIUM CORPORATION
(Formerly Utah Networking Services, Inc.)
(An Exploration Stage Company)
Consolidated Schedule of Exploration Costs
U.S. Funds

				Cumulative
				From Inception
				November 13,
				2001 Through
	Years Ended December 31,			December 31,
	2004	2003	2002	2004

Acquisition costs	$—	$650,000	$—	$650,000
Concession fees	47,820	55,463	—	103,283
Geological consulting fees	43,003	550	—	43,553
Environmental	80,352	—	—	80,352
Drilling	175,582	—	—	175,582
Assaying	74,881	—	—	74,881
Equipment rental	8,603	—	—	8,603
Site costs	14,268	—	—	14,268
Transport	5,890	—	—	5,890
Maps and miscellaneous	2,177	—	—	2,177

	$452,576	$706,013	$—	$1,158,589

See notes to consolidated financial statements.

6

WHITE MOUNTAIN TITANIUM CORPORATION
(Formerly Utah Networking Services, Inc.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2004 and 2003
U.S. Funds
1.	NATURE OF BUSINESS AND BASIS OF PRESENTATION

White Mountain Titanium Corporation (the “Company”) currently has no ongoing operations and is considered an exploration stage company as defined in Statement of Financial Accounting Standards No. 7. The Company previously provided computer networking services for Utah companies and operated under the name Utah Networking Services, Inc. (“Utah”).

Effective December 1, 2003, Utah, a company organized under the laws of the State of Nevada on April 24, 1998, merged with GreatWall Minerals, Ltd., (“GreatWall”). GreatWall was a C corporation organized under the laws of the State of Idaho on November 13, 2001. The Company was the surviving entity and the name change was effected on February 19, 2004. The Company was formed to advance exploration and development activities on the Cerro Blanco rutile (titanium dioxide) property located in Region III of northern Chile.

As a result of the merger, control passed to the shareholders of what was GreatWall. Therefore, GreatWall is the identified acquirer and the amalgamation is accounted for using the purchase method.

The Company’s statement of operations for the year ended December 31, 2003 include GreatWall’s operating results for the year ended December 31, 2003, and Utah’s operating results for the period December 1, 2003 to December 31, 2003.

2.	GOING-CONCERN

These consolidated financial statements have been prepared by management on the basis of generally accepted accounting principles applicable to a “going-concern”, which assumes that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations.

The Company has an accumulated deficit of $3,370,097, has significant expenditure requirements to service its current liabilities and long term debt and continue to advance its exploration and development activities on the Cerro Blanco property.

These consolidated financial statements do not reflect adjustments that would be necessary if the going-concern assumption were not appropriate because management believes that the actions already taken or planned will mitigate the adverse conditions and events, which raise doubts about the validity of the going-concern assumption used in preparing these consolidated financial statements.

If the going-concern assumption were not appropriate for these consolidated financial statements, then adjustments would be necessary to the carrying values of the assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used.

7

WHITE MOUNTAIN TITANIUM CORPORATION
(Formerly Utah Networking Services, Inc.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2004 and 2003
U.S. Funds
3.	SIGNIFICANT ACCOUNTING POLICIES
a)	Principles of consolidation

These financial statements include the accounts of GreatWall and those of the Company and its wholly-owned subsidiary, Compania Minera Rutile Resources Limitada (formerly Compania Minera Royal Silver Limitada), a Chilean corporation.

b)	Cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

c)	Marketable securities

Trading securities are accounted for according to the cost adjusted for the fair market value (mark-to-market) method, under which the carrying amount is adjusted at financial statement dates for subsequent changes in fair value. Gains and losses are included in income.

d)	Amortization

Amortization is provided using a straight-line method based on the following estimated useful lives:

Vehicles	- 5 years
Office furniture	- 5 years
Office equipment	- 5 years
e)	Exploration expenditures

The Company is in the exploration stage of developing its mineral properties and has not yet determined whether these properties contain ore reserves that are economically recoverable.

Exploration expenses incurred prior to determination of the feasibility of a mining operation and administrative expenses are expended as incurred. Mineral property acquisition costs and exploration and development expenditures incurred subsequent to the determination of the feasibility of a mining operation are deferred until the property is placed into production, sold, allowed to lapse or abandoned. Acquisition costs include cash and the fair market value of common shares. These capitalized costs will be amortized over the estimated life of the property following commencement of commercial production or written off if the property is sold, allowed to lapse or abandoned, or when an impairment of values has occurred.

Ownership in mineral interests involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyance history characteristic of many mineral interests. The Company has investigated ownership of its mineral interests and, to the best of its knowledge, ownership of its interests is in good standing.

8

WHITE MOUNTAIN TITANIUM CORPORATION
(Formerly Utah Networking Services, Inc.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2004 and 2003
U.S. Funds
3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)
f)	Asset retirement obligations

The Company has adopted the recommendation regarding asset retirement obligations. The basis of this policy is the recognition of a legal liability for obligations relating to the retirement of property, plant and equipment and obligations arising from the acquisition, construction, development, or normal operations of those assets. Such asset retirement costs must be recognized at fair value when a reasonable estimate of fair value can be estimated in the period in which the liability is incurred. A corresponding increase to the carrying amount of the related asset, where one is identifiable, is recorded and amortized over the life of the asset. Where a related future value is not easily identifiable with a liability, the change in fair value over the course of the year is expensed. The amount of the liability is subject to re-measurement at each reporting period. The estimates are based principally on legal and regulatory requirements.

It is possible that the Company’s estimates of its ultimate reclamation and closure liabilities could change as a result of changes in regulations, changes in the extent of environmental remediation required, changes in the means of reclamation, or changes in cost estimates. Changes in estimates are accounted for prospectively commencing in the period the estimate is revised.

No liability has been recorded as the Company is in the exploration stage on its properties, and accordingly, no environmental disturbances have occurred. There is no effect on prior years as a result of adopting this new recommendation.

g)	Income taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes.” This statement requires an asset and liability approach for accounting for income taxes. There is no federal income tax due as of December 31, 2004.

h)	Stock-based compensation

In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment”. SFAS 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The Company has elected to adopt SFAS No. 123R as at January 1, 2005.

9

WHITE MOUNTAIN TITANIUM CORPORATION
(Formerly Utah Networking Services, Inc.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2004 and 2003
U.S. Funds
3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)
h)	Stock-based Compensation (Continued)

The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock options granted to employees. During the 2004 fiscal year, the Company granted 100,000 stock options to a consultant resulting in $141,750 of stock-based compensation using the fair value method. A further 600,000 stock options were granted to a director resulting in $510,000 (2003 — $Nil) of stock-based compensation using the intrinsic value method. Had compensation expense been determined as provided in SFAS 123 for officers, directors and employees using the fair value method, the pro-forma effect on the Company’s net loss and per share amounts would have been as follows:

	2004	2003

Net loss, as reported	$(2,173,509)	$(1,196,588)
Stock-based employee compensation expense under intrinsic value method included in reported net loss, net of related tax effects	510,000	—

Total stock-based compensation expense determined under fair value based method for all awards, net of related tax effects	(838,080)	—

Net loss, pro-forma	$(2,501,589)	$(1,196,588)

Net loss per share, as reported	$(0.15)	$(0.23)
Stock-based employee compensation expense under intrinsic value method included in reported net loss, net of related tax effects	0.04	—

Total stock-based compensation expense determined under fair value based method for all awards, net of related tax effects	(0.06)	—

Net loss per share, pro-forma	$(0.17)	$(0.23)

10

WHITE MOUNTAIN TITANIUM CORPORATION
(Formerly Utah Networking Services, Inc.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2004 and 2003
U.S. Funds
3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)
h)	Stock-based compensation (Continued)

The fair value of each option grant is calculated using the following weighted average assumptions:

	2004	2003

Expected life (years)	5	N/A
Interest rate	4.00%	N/A
Volatility	165.00%	N/A
Dividend yield	0.00	N/A

i)	Loss per share

The Company accounts for loss per share in accordance with Statement of Financial Accounting Standards No. 128 “Earnings Per Share,” which requires the Company to present basic and diluted earnings per share. The computation of loss per share is based on the weighted average number of shares outstanding during the period presented (see Note 10).

j)	Financial instruments
(i)	Fair value

The carrying values of cash, marketable securities, receivables, accounts payable and accruals, and loan payable approximate their fair values because of the short maturity of these financial instruments.

(ii)	Interest rate risk

The Company is not exposed to significant interest rate risk due to the short-term maturity of its monetary current assets and current liabilities.

(iii)	Credit risk

The Company’s financial assets that are exposed to credit risk consist primarily of cash and investments; cash is placed with major financial institutions. Risk on marketable securities is subject to market fluctuations.

(iv)	Currency risk

The Company translates the results of non-U.S. operations into U.S. currency using rates approximating the average exchange rate for the year. The exchange rate may vary from time to time. As at December 31, 2004, the Company spent over $390,000 in Chilean Pesos on their property. Required expenditures to continue the exploration process will vary depending on the exchange.

11

WHITE MOUNTAIN TITANIUM CORPORATION
(Formerly Utah Networking Services, Inc.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2004 and 2003
U.S. Funds
3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)
k)	Conversion of foreign currency

The functional and reporting currencies of the Company and its subsidiary is the U.S. dollar. The Company’s Chilean operations are translated into U.S. dollars as follows:
•	Monetary assets and liabilities, at year-end rates;

•	All other assets and liabilities, at historical rates; and

•	Revenue and expense items, at the average rate of exchange prevailing during the year.
Exchange gains and losses arising from these transactions are reflected in income or expense in the year.

l)	Recently enacted accounting standards
i)	In December 2002, FASB issued SFAS 148, “Accounting for Stock-based Compensation — Transition and Disclosure, an amendment to SFAS 123”. SFAS 148 provides two additional transition methods for entities that adopt the preferable method of accounting for stock-based compensation. Further, the statement requires disclosure of comparable information for all companies regardless of whether, when or how an entity adopts the preferable, fair value method of accounting. These disclosures are now required for interim periods in additional to the traditional annual disclosure. The amendment to SFAS 123, which provides for additional methods, are effective for the periods beginning after December 15, 2002, although earlier application is permitted. The amendments to the disclosure requirements are required for financial reports containing condensed financial statements for interim periods beginning after December 15, 2002. The Company adopted these requirements effective July 1, 2002.

ii)	FIN 46(R), Consolidation of Variable Interest Entities, applies at different rates to different types of enterprises and entities, and special provisions apply to enterprises that have fully or partially applied Interpretation 46 prior to issuance of Interpretation 46(R). Application of Interpretation 46 or Interpretation 46(R) is required in financial statements of public entities that have public interests in variable interest entities or potential variable interest entities commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities (other than small business issuers) for all other types of entities is required at various dates in 2004 and 2005. There is no impact on the Company’s consolidated financial statements.

iii)	On April 30, 2003, the FASB issued Statement No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. Statement 149 is intended to result in more consistent reporting of contracts as either freestanding derivative instruments subject to Statement 133 in its entirety, or as hybrid instruments with debt host contracts and embedded derivative features. In addition, Statement 149 clarifies the definition of a derivative by providing guidance on the meaning of initial net investments related to derivatives. Statement 149 is effective for contracts entered into or modified after June 30, 2003. The Company believes the adoption of Statement 149 will not have any effect on its consolidated financial position, results of operations or cash flows.

12

WHITE MOUNTAIN TITANIUM CORPORATION
(Formerly Utah Networking Services, Inc.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2004 and 2003
U.S. Funds
3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)
l)	Recently enacted accounting standards (Continued)
iv)	On May 15, 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. Statement 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. Statement 150 represents a significant change in practice in the accounting for a number of financial instruments, including mandatorily redeemable equity instruments and certain equity derivatives that frequently are used in connection with share repurchase programs. Statement 150 is effective for all financial instruments created or modified after May 31, 2003, and to other instruments as of September 1, 2003. The Company adopted Statement 150 on January 1, 2004 and believes there is no impact on its consolidated financial statements.

v)	In December 2004, FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets — An Amendment of APB Opinion No. 29”. The guidance in APB Opinion No. 29, “Accounting for Non-monetary Transactions”, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The provisions of SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.
m)	Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Accordingly, actual results could differ from those estimates.
4.	MARKETABLE SECURITIES

As at December 31, 2004 and 2003, the fair market value and activity for the marketable securities was as follows:

	2004	2003

Investments – Carrying value	$49,000	$60,200
Acquisition	33,803	—
Adjustment to market	(45,112)	(11,200)

Investments – Fair market value	$37,691	$49,000

13

WHITE MOUNTAIN TITANIUM CORPORATION
(Formerly Utah Networking Services, Inc.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2004 and 2003
U.S. Funds
5.	CAPITAL ASSETS

	2004
		Accumulated
	Cost	Amortization	Net

Vehicle	$15,152	$2,314	$12,838
Office furniture	2,429	134	2,295
Office equipment	1,515	136	1,379

	$19,096	$2,584	$16,512

6.	ACQUISITION AND AMALGAMATION
a)	Acquisition

As described in Note 1, Utah acquired all of the outstanding shares of common stock of GreatWall and issued, as consideration, one share of common stock for each GreatWall issued and outstanding share. GreatWall’s former stockholders received 11,251,000 shares of common stock of Utah in exchange for 11,251,000 shares of common stock of GreatWall. The acquisition and amalgamation by way of a merger of GreatWall was accounted for by the purchase method effective December 1, 2003. The purchase price allocation was as follows:

Purchase price	$365,779
Fair market value of net assets acquired Cash	172

Excess of purchase price over assets acquired allocated to resource expenditures	$365,607

14

WHITE MOUNTAIN TITANIUM CORPORATION
(Formerly Utah Networking Services, Inc.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2004 and 2003
U.S. Funds
6.	ACQUISITION AND AMALGAMATION (Continued)

The following statements of operations and cash flows of Utah for the years ended December 31, 2002 and 2001, and for the cumulative period from April 24, 1998 through December 31, 2002 were audited by another firm of independent accountants who expressed an opinion without reservation in their report dated December 1, 2003.Utah’s operating results and cash flows prior to amalgamation were as follows:

Statement of Operations

				Cumulative
				From
				Inception
	Eleven Month			April 24, 1998
	Period Ended	Year Ended	Year Ended	Through
	November 30,	December 31,	December 31,	November 30,
	2003	2002	2001	2003

Expenses
General and administrative	$485	$1,050	$4,424	$7,513

Loss from Continued Operations	(485)	(1,050)	(4,424)	(7,513)

Discontinued Operations
Loss from operations of discontinued networking services business	—	—	—	(20,683)

Net Loss for Period	$(485)	$(1,050)	$(4,424)	$(28,196)

15

WHITE MOUNTAIN TITANIUM CORPORATION
(Formerly Utah Networking Services, Inc.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2004 and 2003
U.S. Funds
6.	ACQUISITION AND AMALGAMATION (Continued)

Statement of Cash Flows

				Cumulative
				From Inception
	Eleven Month			April 24, 1998
	Period Ended	Year Ended	Year Ended	Through
	November 30,	December 31,	December 31,	November 30,
	2003	2002	2001	2003

Operating Activities
Net loss	$(485)	$(1,050)	$(4,424)	$(28,196)
Adjustments to reconcile net loss to net cash used by Operating Activities
Changes in assets and liabilities
Refundable deposits	—	899	—	—
Accounts payable	—	(161)	—	—

Operating Cash Flow	(485)	(312)	(4,424)	(28,196)

Financing Activities
Issuance of common shares	—	—	—	34,200
Payments of stock offering costs	—	—	—	(5,832)

Cash Provided by Financing Activities	—	—	—	28,368

Inflow (Outflow) of Cash and Cash and Cash Equivalents,	(485)	(312)	(4,424)	172
Beginning of Period	657	969	5,393	—

Cash and Cash Equivalents,
End of Period	$172	$657	$969	$172

16

WHITE MOUNTAIN TITANIUM CORPORATION
(Formerly Utah Networking Services, Inc.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2004 and 2003
U.S. Funds
6.	ACQUISITION AND AMALGAMATION (Continued)
b)	Amalgamation

In accordance with the merger agreement, as disclosed in Note 1, common stock of GreatWall was exchanged for common stock of Utah on a one-for-one basis.

The authorized and issued capital of Utah as at December 1, 2003 was as follows:

	Number of
	Shares	Amount

Authorized
1,000,000 shares of preferred stock with a par value of $0.001
24,000,000 shares of common stock with a par value of $0.001 per share
Issued to shareholders of GreatWall Minerals, Ltd.	11,251,000	$365,779

Utah Networking Services, Inc. holdings before amalgamation	1,550,000	476,110

	12,801,000	$841,889

7.	RESOURCE PROPERTY AGREEMENTS

On September 5, 2003, the Company, through its wholly owned Chilean subsidiary, Compania Minera Royal Silver Limitada (“Royal”), entered into a purchase agreement with Compania Contractual Mineral Ojos del Salado (“Ojos del Salado”), a wholly owned Chilean subsidiary of Phelps Dodge Corporation, to acquire a 100% interest in nine exploitation mining concessions totalling 1,183 hectares, collectively known as the Cerro Blanco rutile (titanium dioxide) property (“Cerro Blanco”). Cerro Blanco is located in Region III of northern Chile, approximately 39 kilometres, or 24 miles, west of the city of Vallenar. Consideration for the purchase is $650,000 comprised of staged payments as set out below:
i) $50,000 within 30 days from execution of the agreement (paid);
ii) $50,000 on March 4, 2004 (paid);
iii) $50,000 on September 5, 2004 (paid); and
iv) $500,000 on September 4, 2005.
Upon making the initial payment, the Company through Royal signed a note payable to Ojos del Salado for the balance of payments (see Note 8).

17

WHITE MOUNTAIN TITANIUM CORPORATION
(Formerly Utah Networking Services, Inc.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2004 and 2003
U.S. Funds
7.	RESOURCE PROPERTY AGREEMENTS (Continued)

The purchase agreement covering Cerro Blanco was originally entered into between Ojos del Salado and Dorado Mineral Resources NL (“Dorado”) on March 17, 2000. Under that agreement, Dorado purchased the mining exploitation concessions from Ojos del Salado for US $1,000,000, of which US $350,000 was paid. A first mortgage and prohibitions against entering into other contracts regarding mining concessions without the prior written consent of Ojos del Salado had also been established in favour of Ojos del Salado. On September 5, 2003, Royal assumed Dorado’s obligations under the purchase agreement, including the mortgage and prohibitions, with payment terms as described above.

8.	LONG TERM DEBT

Pursuant to the purchase of the Cerro Blanco, the Company’s wholly owned subsidiary Royal signed a note payable to Ojos del Salado in the amount of $600,000. The note is non-interest bearing and is collaterized by the Cerro Blanco mining exploitation concessions. As at December 31, 2004 and 2003, the outstanding long term debt was as follows:

	2004	2003

Note payable	$500,000	$600,000
Less current portion	(500,000)	(100,000)

Long term debt	$—	$500,000

9.	CAPITAL STOCK
a)	Preferred Stock – The Company’s authorized preferred stock with a par value of $0.001 was increased from 1,000,000 to 20,000,000 on January 11, 2004. Each share of preferred stock has such rights, preferences and designations and will be issued in such series as determined by the Board of Directors. No shares were issued and outstanding as at December 31, 2004.

b)	Common Stock – The Company’s authorized common stock with a par value of $0. 001 was increased from 24,000,000 to 100,000,000 on January 11, 2004 and during the year ended December 31, 2004 the Company:
i)	completed an offering of 2,358,633 units at a price of $0.60 per unit. Each unit consisted of one share of common stock and one common stock purchase warrant exercisable at $1.50 for 24 months. Of these, 16,667 shares of common stock were issued for services.

ii)	issued 128,500 shares of common stock to consultants for services at a deemed price of $1.52 per share of common stock. These costs have been expensed as consulting fees.
Subsequent to year-end, a total of 6,875,000 units were issued in two separate financings at a price of $0.80 per unit resulting in gross proceeds of $5,000,000 and extinguishment of the $500,000 outstanding balance on the note payable to Ojos del Salado. Each unit consisted of one convertible preferred stock and one common stock purchase warrant exercisable at $1.25 for 48 months.

18

WHITE MOUNTAIN TITANIUM CORPORATION
(Formerly Utah Networking Services, Inc.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2004 and 2003
U.S. Funds
9.	CAPITAL STOCK (Continued)
b)	Common Stock (Continued)

During the year ended December 31, 2003, the Company:
i)	issued 7,211,000 shares of common stock to directors, officers, employees and consultants for services at a deemed price of $0.01 per common share. These costs have been expensed as consulting fees.

ii)	completed an offering for 4,040,000 shares of common stock at a price of $0.10 per share. As at December 31, 2003, proceeds of $111,000 were outstanding for 1,110,000 shares of common stock issued. Subsequent to December 31, 2003, all proceeds had been received.
c)	Subscriptions Received — As at December 31, 2004, the Company had received proceeds of $120,000 for the subscription of 120,000 common shares at $1 per share, which formed part of an offering that was completed subsequent to the year end.

d)	Stock Options — As at December 31, 2004, the Company had no formal stock option plan. Subsequent to year end, the Company has adopted a plan that covers its employees, directors, officers and consultants. Options granted under this plan are for five years and are subject to a vesting schedule of 25% vested on grant and 12.5% per each quarter thereafter. During the year, the Company granted 700,000 (2003 — Nil) options.

Details of stock option activity is as follows:

	2004	2003
	Options	Options

Outstanding — beginning of year	—	—
Granted	700,000	—
Exercised	—	—

Outstanding — end of year	700,000	—

As at December 31, 2004, the following director and consultant stock options were outstanding:

Expiry Date	Exercise Price	Number

May 31, 2008	$0.60	600,000
August 13, 2009	$2.00	100,000

		700,000

As at December 31, 2004, 700,000 common stock options were fully vested and exercisable.

19

WHITE MOUNTAIN TITANIUM CORPORATION
(Formerly Utah Networking Services, Inc.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2004 and 2003
U.S. Funds
9.	CAPITAL STOCK (Continued)
e)	Stock-based compensation

During the year ended December 31, 2004, the total stock-based compensation recognized under the fair value method for consultants was $141,750 ($Nil — 2003) using the Black-Scholes options pricing model (Note 3 (h)). The stock-based compensation expense for the year for both APB 25 and SFAS 123 totalled $651,750 ($Nil — 2003).

The following assumptions were used for the Black-Scholes options pricing model valuation of stock options granted:

	2004	2003

Expected life (years)	5	N/A
Interest rate	4.00%	N/A
Volatility	165.00%	N/A
Dividend yield	0.00	N/A

f)	Share purchase warrants

Details of stock purchase warrant activity is as follows:

	2004	2003
	Warrants	Warrants

Outstanding — beginning of year	—	—
Issued	2,358,633	—
Exercised	—	—

Outstanding — end of year	2,358,633	—

As at December 31, 2004, the following share purchase warrants were outstanding:

	Per Common		Common
	Share	Warrants	Share
Expiry Date	Exercise Price	Outstanding	Entitlement

July 30, 2006	$1.50	2,358,633	2,358,633

Effective July 30, 2004, the Company completed an offering of 2,358,633 units (the “Units”) (Note 9 (b)(i)). Each unit was comprised of one share of common stock and one common share purchase warrant at a price of $0.60 per unit. One warrant entitles the holder to purchase one additional share of common stock at a price of $1. 50 per share for a period of 24 months from the closing.

20

WHITE MOUNTAIN TITANIUM CORPORATION
(Formerly Utah Networking Services, Inc.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31, 2004 and 2003
U.S. Funds
10.	LOSS PER SHARE

The following data shows the amounts used in computing loss per share for the period presented:

	2004	2003

Loss from continuing operations available to common stockholders (numerator)	$2,173,509	$1,196,588
Weighted average number of common shares outstanding used in loss per share (denominator)	14,109,475	3,851,512

Dilutive loss per share was not presented because the Company had no common equivalent shares for the periods presented that would effect the computation of diluted loss per share.

11.	INCOME TAXES

Deferred income taxes reflect the tax effect of the temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. The components of the net deferred income tax assets are approximately as follows:

	2004	2003

Deferred income tax assets
Net operating loss and credit carryforwards	$831,600	$317,600

Deferred tax assets	831,600	317,600
Valuation allowance	(831,600)	(317,600)

	$0	$0

12.	RELATED PARTY TRANSACTIONS

In addition to transactions disclosed elsewhere in these financial statements, the Company has conducted transactions with officers, directors, and persons or companies related to directors as follows:
a)	issued Nil (2,608,000 — 2003) shares of common stock at a deemed price of $0.01 per share as compensation for services to directors and officers.

b)	recorded accounts payable at December 31, 2004 to related parties of $Nil ($20,000 — 2003). The amount recorded in 2003 was in conjunction with a promissory note due to the former president of Utah. This note was repaid in full upon closing of the merger.
13.	SUBSEQUENT EVENTS

On February 8, 2005, the board of directors approved the granting of 400,000 options to Trio International Capital Corp. pursuant to a consulting agreement. The options are exercisable at $1.00 per share and expire on January 31, 2008.

Effective July 11, 2005, the board of directors issued 300,000 warrants to Sunrise Securities Corp. The four-year warrants are exercisable at $1.25 per share.

On August 1, 2005, the Company entered into a five-month renewable Business Consultant Agreement with Crosby Enterprises, an entity controlled by Howard M. Crosby, one of the Company’s directors. Crosby Enterprises has agreed to perform financial consulting and public relations services for the Company. In return, the Company has granted to this entity options to purchase 200,000 shares of our common stock at $1.25 per share at any time through August 1, 2009. In addition, the Company has agreed to pay $12,000 per month for the services performed by Crosby Enterprises.

21

UTAH NETWORKING SERVICES, INC.
(An Exploration Stage Company)
Consolidated Financial Statements
December 31, 2003 and 2002
U.S. Funds

SmytheRatcliffe.com
7th Floor, Marine Building
355 Burrard Street
Vancouver, B.C. V6C2G8

Smythe Ratcliffe
Chartered Accounts
facsimile: 604.688.4675
telephone: 604.687.1231
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
TO THE DIRECTORS AND STOCKHOLDERS OF
UTAH NETWORKING SERVICES, INC.
(An Exploration Stage Company)
We have audited the consolidated balance sheets of Utah Networking Services, Inc. (An Exploration Stage Company) as of December 31, 2003 and 2002 and the related statements of operations and deficit, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2003 and 2002, the period from inception (November 13, 2001) through December 31, 2001 and the cumulative period from inception (November 13, 2001) through December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as at December 31, 2003 and 2002 and the consolidated results of its operations and its cash flows for the years ended December 31, 2003 and 2002, the period from inception (November 13, 2001) through December 31, 2001 and the cumulative period from inception (November 13, 2001) through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the consolidated financial statements, the Company has no revenues and limited capital, which together raise substantial doubt about its ability to continue as a going-concern. Management plans in regard to these matters are also described in note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ Smythe Ratcliffe
Chartered Accountants
Vancouver, Canada
October 7, 2005
A Member of PKF International

1

UTAH NETWORKING SERVICES, INC.
(An Exploration Stage Company)
Consolidated Balance Sheets
December 31
U.S. Funds

	2003	2002

Assets
Current
Cash and cash equivalents	$80,301	$—
Marketable securities (Note 4)	49,000	—
Prepaid expenses	25,000	—

Total Assets	$154,301	$—

Liabilities
Current
Loan payable	$20,000	$—
Current portion of long-term debt (Note 7)	100,000	—

Total Current Liabilities	120,000	—

Long-Term Liabilities
Long-term debt (Notes 6 and 7)	500,000	—

Total Liabilities	620,000	—

Stockholders’ Deficit

Preferred Stock and Paid-in Capital in Excess of $0.001 Par Value
1,000,000 shares authorized; none issued
Common Stock and Paid-in Capital in Excess of $0.001 Par Value (Notes 5 and 8)
24,000,000 shares authorized
12,801,000 shares issued and outstanding	841,889	—
Stock Subscriptions Receivable (Note 8(ii))	(111,000)	—
Accumulated Deficit	(1,196,588)	—

Total Stockholders’ Deficit	(465,699)	—

Total Liabilities and Stockholders’ Deficit	$154,301	$—

See notes to consolidated financial statements.

2

UTAH NETWORKING SERVICES, INC.
(An Exploration Stage Company)
Consolidated Statement of Stockholders’ Equity (Deficit)
U.S. Funds

		Common
		Stock and			Total
		Paid in	Stock		Stockholders’
		Excess of	Subscriptions	Accumulated	Equity
	Shares	Par Value	Receivable	Deficit	(Deficit)

Balance – December 31, 2002	—	$—	$—	$—	$—
Loss for the year	—	—	—	—	—
Stock issued for cash
Private placements (Note 8(ii))	4,040,000	404,000	(111,000)	—	293,000
Stock issued for services	7,211,000	72,110	—	—	72,110

Balance – prior to acquisition	11,251,000	476,110	(111,000)	—	365,110
Stock of accounting subsidiary Acquired on reverse takeover (Note 5)	1,550,000	28,368	—	—	28,368
Adjustment to eliminate capital of accounting subsidiary on reverse takeover (Note 5)	—	(28,368)	—	—	(28,368)
Adjustment to increase capital of accounting parent on reverse takeover (Note 5)	—	365,779	—	—	365,779
Excess of purchase price over Net assets acquired	—	—	—	(365,607)	(365,607)
Loss for the year	—	—	—	(830,981)	(830,981)

Balance – December 31, 2003	12,801,000	$841,889	$(111,000)	$(1,196,588)	$(465,699)

See notes to consolidated financial statements.

3

UTAH NETWORKING SERVICES, INC.
(An Exploration Stage Company)
Consolidated Statements of Operations and Deficit
Years Ended December 31
U.S. Funds

				Cummulative
			From Inception	From Inception
			November 13,	November 13,
			2001 through	2001 through
	Year Ended	Year Ended	December 31,	December 31,
	2003	2002	2001	2003

Expenses
Consulting fees	$11,910	$—	$—	$11,910
Exploration	706,013	—	—	706,013
Office	600	—	—	600
Licenses, taxes and filing fees	28,827	—	—	28,827
Professional fees	44,750	—	—	44,750
Travel	27,681	—	—	27,681

Loss Before Other Items	(819,781)	—	—	(819,781)
Adjustment to market for marketable securities	(11,200)	—	—	(11,200)

Net Loss for Year	(830,981)	—	—	(830,981)
Excess of purchase price over net assets acquired	(365,607)	—	—	(365,607)
Deficit, Beginning of Year	—	—	—	—

Deficit, End of Year	$(1,196,588)	$—	$—	$(1,196,588)

Net Loss Per Share	$(0.22)	$—	$—

Weighted Average Number of Shares Outstanding	3,851,512	—	—

See notes to consolidated financial statements.

4

UTAH NETWORKING SERVICES, INC.
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
Years Ended December 31
U.S. Funds

				Cumulative
			From	From
			Inception	Inception
			November 13,	November 13,
			2001 through	2001 through
	Year Ended	Year Ended	December 31,	December 31,
	2003	2002	2001	2003

Operating Activities
Net loss	$(1,196,588)	$—	$—	$(1,196,588)
Items not involving cash
Common stock issued for services	72,110	—	—	72,110
Adjustment to market on marketable securities	11,200	—	—	11,200
Excess of purchase price paid over		—	—
net assets acquired	365,607	—	—	365,607
Non-cash resource expenditures	600,000	—	—	600,000
Changes in Non-Cash Working Capital
Marketable securities	(60,200)	—	—	(60,200)
Prepaid expenses	(25,000)			(25,000)
Loan payable	20,000	—	—	20,000

Cash Used in Operating Activities	(212,871)	—	—	(212,871)

Financing Activities
Issuance of common stock	293,000	—	—	293,000
Working capital acquired on acquisition	172	—	—	172

Cash Provided by Financing Activities	293,172	—	—	293,172

Inflow of Cash and Cash Equivalents	80,301	—	—	80,301
Cash and Cash Equivalents, Beginning of Year	—	—	—	—

Cash and Cash Equivalents, End of Year	$80,301	$—	$—	$80,301

Supplemental Cash Flow Information
Income tax paid	$—	$—	$—	$—
Interest paid	$—	$—	$—	$—

See notes to consolidated financial statements.

5

UTAH NETWORKING SERVICES, INC.
(An Exploration Stage Company)
Consolidated Schedule of Exploration Costs
Years Ended December 31
U.S. Funds

				Cumulative
			From Inception	From Inception
			November 13,	November 13,
			2001 through	2001 through
	Year Ended	Year Ended	December 31,	December 31,
	2003	2002	2001	2003

Acquisition costs	$650,000	$—	$—	$650,000
Concession fees	55,463	—	—	55,463
Consulting fees	550	—	—	550

	$706,013	$—	$—	$706,013

See notes to consolidated financial statements.

6

UTAH NETWORKING SERVICES, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31
U.S. Funds
1.	NATURE OF BUSINESS AND BASIS OF PRESENTATION

Utah Networking Services, Inc. (the “Company” or “Utah”) was organized under the laws of the State of Nevada on April 24, 1998. The Company currently has no ongoing operations and is considered an exploration stage company as defined in Statement of Financial Accounting Standards No. 7. The Company previously provided computer networking services for Utah companies.

Effective December 1, 2003, the Company merged with GreatWall Minerals, Ltd. (“GreatWall”). GreatWall was a C corporation formed on November 13, 2001. The merged company will be continuing under the name White Mountain Titanium Corporation, which name change was effected subsequent to the year ended December 31, 2003. The Company was formed to advance exploration and development activities on the Cerro Blanco rutile (titanium dioxide) property located in Region III of northern Chile.

As a result of the merger, control passed to the shareholders of what was GreatWall. Therefore, GreatWall is the identified acquirer and the amalgamation is accounted for using the purchase method.

The Company’s statement of operations for the year ended December 31, 2002 are those of GreatWall. The results for the year ended December 31, 2003 include GreatWall’s operating results for the year ended December 31, 2003, and Utah’s operating results for the period from December 1, 2003 to December 31, 2003.

2.	GOING-CONCERN

These consolidated financial statements have been prepared by management on the basis of generally accepted accounting principles applicable to a “going-concern”, which assumes that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations.

The Company has an accumulated deficit of $1,196,588, has significant expenditure requirements to service its current liabilities and long-term debt and continue to advance exploration and development activities on the Cerro Blanco property.

These consolidated financial statements do not reflect adjustments that would be necessary if the going-concern assumption were not appropriate because management believes that the actions already taken or planned will mitigate the adverse conditions and events, which raise doubts about the validity of the going-concern assumption used in preparing these consolidated financial statements.

If the going-concern assumption were not appropriate for these consolidated financial statements, then adjustments would be necessary to the carrying values of the assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used.

7

UTAH NETWORKING SERVICES, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31
U.S. Funds
3.	SIGNIFICANT ACCOUNTING POLICIES
a)	Principles of consolidation

These financial statements include the accounts of GreatWall Minerals, Inc. and those of Utah Networking Services, Inc. and its wholly owned subsidiary, Compania Minera Royal Silver Limitada, a Chilean corporation as described in Note 1.

b)	Cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

c)	Marketable securities

Trading securities are accounted for according to the cost adjusted for the fair market value (mark-to-market) method, under which the carrying amount is adjusted at financial statement dates for subsequent changes in fair value. Gains and losses are included in income.

d)	Exploration expenditures

The Company is in the exploration stage of developing its mineral properties and has not yet determined whether these properties contain ore reserves that are economically recoverable.

Exploration expenses incurred prior to determination of the feasibility of a mining operation and administrative expenses are expended as incurred. Mineral property acquisition costs and exploration and development expenditures incurred subsequent to the determination of the feasibility of a mining operation are deferred until the property is placed into production, sold, allowed to lapse or abandoned. Acquisition costs include cash and the fair market value of common shares. These capitalized costs will be amortized over the estimated life of the property following commencement of commercial production or written off if the property is sold, allowed to lapse or abandoned or when an impairment of values has occurred.

Ownership in mineral interests involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyance history characteristic of many mineral interests. The Company has investigated ownership of its mineral interests and, to the best of its knowledge, ownership of its interests are in good standing.

e)	Asset retirement obligations

The Company has adopted the recommendation regarding asset retirement obligations. The basis of this policy is the recognition of a legal liability for obligations relating to the retirement of property, plant and equipment and obligations arising from the acquisition, construction, development or normal operations of those assets. Such asset retirement costs must be recognized at fair value when a reasonable estimate of fair value can be estimated in the period in which the liability is incurred. A corresponding increase to the carrying amount of the related asset, where one is identifiable, is recorded and amortized over the life of the asset. Where a related future benefit is not easily identifiable with a liability, the change in fair value over the course of the year is expensed. The amount of the liability is subject to re-measurement at each reporting period. The estimates are based principally on legal and regulatory requirements. It is possible that the Company’s estimates of its ultimate reclamation and closure liabilities could change as a result of changes in regulations, changes in the extent of environmental remediation required, changes in the means of reclamation or changes in cost estimates. Changes in estimates are accounted for prospectively commencing in the period the estimate is revised.

8

UTAH NETWORKING SERVICES, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31
U.S. Funds
3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)
e)	Asset retirement obligations (Continued)

No liability has been recorded as the Company is in the exploration stage on its properties, and accordingly, no environmental disturbances have occurred. There is no effect on prior years as a result of adopting this new recommendation.

f)	Income taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes.” This statement requires an asset and liability approach for accounting for income taxes. There is no federal income tax due as of December 31, 2003.

g)	Loss per share

The Company accounts for loss per share in accordance with Statement of Financial Accounting Standards No. 128 “Earnings Per Share,” which requires the Company to present basic and diluted earnings per share. The computation of loss per share is based on the weighted average number of shares outstanding during the period presented (see Note 9).

h)	Financial instruments
(i)	Fair value

The carrying values of cash, marketable securities, receivables, accounts payable and accruals, and loan payable approximate their fair values because of the short maturity of these financial instruments.

(ii)	Interest rate risk

The Company is not exposed to significant interest rate risk due to the short-term maturity of its monetary current assets and current liabilities.

(iii)	Credit risk

The Company’s financial assets that are exposed to credit risk consist primarily of cash and investments; cash is placed with major financial institutions. Risk on marketable securities is subject to market fluctuations.

(iv)	Currency risk

The Company translates the results of non-U.S. operations into U.S. currency using rates approximating the average exchange rate for the year. The exchange rate may vary from time to time. As at December 31, 2004, the Company spent over $390,000 in Chilean Pesos on their property. Required expenditures to continue the exploration process will vary depending on the exchange.

9

UTAH NETWORKING SERVICES, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31
U.S. Funds
3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)
i)	Conversion of foreign currency

The accounts of the Company are prepared in U.S. funds and the Company’s Chilean operations are translated into U.S. dollars as follows:
•	Monetary assets and liabilities, at year-end rates;

•	All other assets and liabilities, at historical rates; and

•	Revenue and expense items, at the average rate of exchange prevailing during the year.
Exchange gains and losses arising from these transactions are reflected in income or expense in the year.

j)	Recently enacted accounting standards
(i)	Statement of Financial Accounting Standards (“SFAS”) No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”, SFAS No. 147, “Acquisitions of Certain Financial Institutions – an Amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9”, SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure – an Amendment of FASB Statement No. 123”, SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, and SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, were recently issued. SFAS No. 146,147,148,149 and 150 have no current applicability to the Company or their effect on the financial statements would not have been significant.

(ii)	In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements. Interpretation 46 establishes accounting guidance for consolidation of variable interest entities that function to support the activities of the primary beneficiary. Interpretation 46 applies to any business enterprise both public and private that has a controlling interest, contractual relationship or other business relationship with a variable interest entity. The Company has no investment in or contractual relationship or other business relationship with a variable interest entity, and therefore, the adoption did not have any impact on the Company’s consolidated financial position, results of operations or cash flows.

(iii)	On April 30, 2003, the FASB issued Statement No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. Statement 149 is intended to result in more consistent reporting of contracts as either freestanding derivative instruments subject to Statement 133 in its entirety, or as hybrid instruments with debt host contracts and embedded derivative features. In addition, Statement 149 clarifies the definition of a derivative by providing guidance on the meaning of initial net investments related to derivatives. Statement 149 is effective for contracts entered into or modified after June 30, 2003. The Company believes the adoption of Statement 149 will not have any effect on its consolidated financial position, results of operations or cash flows.

10

UTAH NETWORKING SERVICES, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31
U.S. Funds
3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)
j)	Recently enacted accounting standards (Continued)
(iv)	On May 15, 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. Statement 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. Statement 150 represents a significant change in practice in the accounting for a number of financial instruments, including mandatorily redeemable equity instruments and certain equity derivatives that frequently are used in connection with share repurchase programs. Statement 150 is effective for all financial instruments created or modified after May 31, 2003, and to other instruments as of September 1, 2003. The Company adopted Statement 150 on July 1, 2003, and believes the effect of adopting this statement will not have any impact on its consolidated financial position, results of operations or cash flows.
k)	Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Accordingly, actual results could differ from those estimates.
4.	MARKETABLE SECURITIES

At December 31, 2003, the Company held 35,000 shares of common stock in Western Goldfields, Inc., an Idaho state C corporation publicly traded over the counter. As at December 31, 2003, the fair market value of these shares was $1.40 per share. Activity for the investments was as follows:

	2003	2002

Investments — Cost	$60,200	$—
Adjustment to market	(11,200)	—

Investments – Fair market value	$49,000	$—

11

UTAH NETWORKING SERVICES, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31
U.S. Funds
5.	ACQUISITION AND AMALGAMATION
a)	Acquisition

As described in Note 1, Utah acquired all of the outstanding shares of common stock of GreatWall and issued, as consideration, one share of common stock for each GreatWall issued and outstanding share. GreatWall’s former stockholders received 11,251,000 shares of common stock of Utah in exchange for 11,251,000 shares of common stock of GreatWall. The acquisition and amalgamation by way of a merger of GreatWall was accounted for by the purchase method effective December 1, 2003. The purchase price allocation was as follows:

Purchase price	$365,779
Fair market value of net assets acquired Cash	172

Excess of purchase price over assets acquired allocated to resource expenditures	$365,607

The following statements of operations and cash flows of Utah for the years ended December 31, 2002 and 2001 and for the cumulative period from April 24, 1998 through December 31, 2002 were audited by another firm of independent accountants who expressed an opinion without reservation in their report dated December 1, 2003.Utah’s operating results and cash flows prior to amalgamation were as follows:
Statement of Operations

				Cumulative
				From Inception
	Eleven Month			April 24, 1998
	Period Ended	Year Ended	Year Ended	Through
	November 30,	December 31,	December 31,	November 30,
	2003	2002	2001	2003

Expenses
General and administrative	$485	$1,050	$4,424	$7,513

Loss from Continued Operations	(485)	(1,050)	(4,424)	(7,513)

Discontinued Operations
Loss from operations of discontinued networking services business	—	—	—	(20,683)

Net Loss for Period	$(485)	$(1,050)	$(4,424)	$(28,196)

12

UTAH NETWORKING SERVICES, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31
U.S. Funds
5.	ACQUISITION AND AMALGAMATION (Continued)
a)	Acquisition (Continued)
Statement of Cash Flows

				Cumulative
				From Inception
	Eleven Month			April 24, 1998
	Period Ended	Year Ended	Year Ended	Through
	November 30,	December 31,	December 31,	November 30,
	2003	2002	2001	2003

Operating Activities
Net loss	$(485)	$(1,050)	$(4,424)	$(28,196)
Adjustments to reconcile net loss to net cash used by Operating Activities
Changes in assets and liabilities
Refundable deposits	—	899	—	—
Accounts payable	—	(161)	—	—

Operating Cash Flow	(485)	(312)	(4,424)	(28,196)

Financing Activities
Issuance of common shares	—	—	—	34,200
Payments of stock offering costs	—	—	—	(5,832)

Cash Provided by Financing Activities	—			28,368

Inflow (Outflow) of Cash and Cash Equivalents	(485)	(312)	(4,424)	172
Cash and Cash Equivalents, Beginning of Period	657	969	5,393	—

Cash and Cash Equivalents, End of Period	$172	$657	$969	$172

13

UTAH NETWORKING SERVICES, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31
U.S. Funds
5.	ACQUISITION AND AMALGAMATION (Continued)
b)	Amalgamation

In accordance with the merger agreement, as disclosed in Note 1, common stock of GreatWall was exchanged for common stock of Utah on a one-for-one basis.

The authorized and issued capital of Utah as at December 1, 2003 was as follows:

Authorized

	Number of
	Shares	Amount

Authorized
1,000,000 shares of preferred stock with a par value of $0.001
24,000,000 shares of common stock with a par value of $0.001 per share

Issued to shareholders of GreatWall Minerals, Ltd.	11,251,000	$365,779

Utah Networking Services, Inc. holdings before amalgamation	1,550,000	476,110

	12,801,000	$841,889

6.	RESOURCE PROPERTY AGREEMENTS

On September 5, 2003, the Company through its wholly owned Chilean subsidiary, Compania Minera Royal Silver Limitada (“Royal”), entered into a purchase agreement with Compania Contractual Mineral Ojos del Salado (“Ojos del Salado”), a wholly owned Chilean subsidiary of Phelps Dodge Corporation, to acquire a 100% interest in nine exploitation mining concessions totalling 1,183 hectares, collectively known as the Cerro Blanco rutile (titanium dioxide) property (“Cerro Blanco”). Cerro Blanco is located in Region III of northern Chile, approximately 39 kilometres, or 24 miles, west of the city of Vallenar. Consideration for the purchase is $650,000 comprised of staged payments as set out below:
i)	$50,000 within 30 days from execution of the agreement (paid);

ii)	$50,000 on March 4, 2004;

iii)	$50,000 on September 5, 2004; and

iv)	$500,000 on September 4, 2005.
Upon making the initial payment, the Company through Royal signed a note payable to Ojos del Salado for the balance of payments (see Note 7).

14

UTAH NETWORKING SERVICES, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31
U.S. Funds
6.	RESOURCE PROPERTY AGREEMENTS (Continued)

The purchase agreement covering Cerro Blanco was originally entered into between Ojos del Salado and Dorado Mineral Resources NL (“Dorado”) on March 17, 2000. Under that agreement, Dorado purchased the mining exploitation concessions from Ojos del Salado for US$1,000,000, of which US$350,000 was paid. A first mortgage and prohibitions against entering into other contracts regarding mining concessions without the prior written consent of Ojos del Salado had also been established in favour of Ojos del Salado. On September 5, 2003, Royal assumed Dorado’s obligations under the purchase agreement, including the mortgage and prohibitions, with payment terms as described above.

7.	LONG TERM DEBT

Pursuant to the purchase of Cerro Blanco, the Company’s wholly owned subsidiary, Royal, signed a note payable to Ojos del Salado in the amount of $600,000. The note is non-interest bearing and is collaterized by the Cerro Blanco mining exploitation concessions. As at December 31, 2003, the outstanding long term debt was as follows:

Note payable	$600,000
Less current portion	(100,000)

Long term debt	$500,000

8.	CAPITAL STOCK

During the year ended December 31, 2003, the Company:
(i)	issued 7,211,000 shares of common stock to directors, officers, employees and consultants for services at a deemed price of $0.01 per share. These costs have been expensed as consulting fees.

(ii)	completed an offering of 4,040,000 shares of common stock at a price of $0.10 per share. As at December 31, 2003, proceeds of $111,000 were outstanding for 1,110,000 shares of common stock issued. Subsequent to December 31, 2003, all proceeds have been received.
9.	LOSS PER SHARE

The following data shows the amounts used in computing loss per share for the period presented:

From December 1, 2003 to
December 31, 2003

Loss from continuing operations available to common stockholders (numerator)	$1,196,588

Weighted average number of common shares outstanding used in loss per share (denominator)	3,851,512

Dilutive loss per share was not presented because the Company had no common share equivalents for the periods presented that would effect the computation of diluted loss per share.

15

UTAH NETWORKING SERVICES, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
Years Ended December 31
U.S. Funds
10.	INCOME TAXES

Deferred income taxes reflect the tax effect of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. The components of the net deferred income tax assets are approximately as follows:

	2003	2002

Deferred income tax assets
Net operating loss and credit carryforwards	$317,600	$27,100

Deferred tax assets	317,600	27,100
Valuation allowance	(317,600)	(27,100)

	$0	$0

11.	RELATED PARTY TRANSACTIONS

In addition to transactions disclosed elsewhere in these financial statements, the Company has conducted transactions with officers, directors and persons or companies related to directors as follows:
a)	issued 2,608,000 (Nil – 2002) shares of common stock at a deemed price of $0.01 per share as compensation for services to directors and officers.

b)	recorded accounts payable at December 31, 2003, to related parties of $20,000 (Nil – 2002) in conjunction with a promissory note due to the former president of the Company. This note was repaid in full in 2004.
12.	SUBSEQUENT EVENTS
a)	Preferred Shares – The Company’s authorized preferred stock with a par value of $0.001 was increased from 1,000,000 to 20,000,000 on January 11, 2004. Each share of preferred stock has such rights, preferences and designations and will be issued in such series as determined by the Board of Directors. No shares were issued and outstanding as at December 31, 2004.

b)	Common Shares – The Company’s authorized common stock with a par value of $0. 001 was increased from 24,000,000 to 100,000,000 on January 11, 2004.

16

White Mountain Titanium Corporation
[A Nevada Corporation]
15,468,750 Shares
Common Stock

PROSPECTUS

WHITE MOUNTAIN TITANIUM CORPORATION
Suite 2150—1188 West Georgia Street
Vancouver, B.C.
Canada V6E 4A2
Telephone (604) 408-2333
                    , 2005

Until            , 2006, all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 24. Indemnification of Directors and Officers
     Nevada law expressly authorizes a Nevada corporation to indemnify its directors, officers, employees, and agents against liabilities arising out of such persons’ conduct as directors, officers, employees, or agents if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, in the case of criminal proceedings, if they had no reasonable cause to believe their conduct was unlawful. Generally, indemnification for such persons is mandatory if such person was successful, on the merits or otherwise, in the defense of any such proceeding, or in the defense of any claim, issue, or matter in the proceeding. In addition, as provided in the articles of incorporation, bylaws, or an agreement, the corporation may pay for or reimburse the reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition if such person furnishes to the corporation an undertaking to repay such expenses if it is ultimately determined that he did not meet the requirements. In order to provide indemnification, unless ordered by a court, the corporation must determine that the person meets the requirements for indemnification. Such determination must be made by a majority of disinterested directors; by independent legal counsel; or by a majority of the shareholders.
     Article IX of our Articles of Incorporation provides that we are required to indemnify, and advance expenses as they are incurred to, any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of our company, or who is serving at our request or direction as a director or officer of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit, or proceeding, to the full extent permitted by Nevada law.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
Item 25. Other Expenses of Issuance and Distribution
     The following is an itemized statement of the estimated amounts of all expenses payable by us in connection with the registration of the common stock, other than underwriting discounts and commissions. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission — Registration Fee	$2,064
State filing Fees	$2,500
Printing and Engraving Expenses	$5,000
Edgarizing Costs	$10,000
Accounting Fees and Expenses	$15,000
Legal Fees and Expenses	$30,000
Miscellaneous	$10,436

Total	$75,000

     None of the expenses of the offering will be paid by the selling security holders.
Item 26. Recent Sales of Unregistered Securities
     Pursuant to the terms of the Agreement and Plan of Merger between GreatWall Minerals, Ltd. the Company, which was effective on February 10, 2004, we issued 11,251,000 shares of common stock to the shareholders of GreatWall Minerals, Ltd. The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Each investor delivered appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificate representing the shares. They represented that they had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each investor represented they were provided access to information similar to the type of information which would be included in a prospectus and were afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with the transaction.
     From February to July, 2004, we conducted a non-public offering of 2,358,633 units consisting of one share of common stock and one stock purchase warrant exercisable at $1.50 until July 30, 2006. The sale price was $.60 per unit for gross proceeds of $1,415,180. The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. All of the investors represented that they were accredited investors as defined in Rule 501 of Regulation D at the time of the purchase. Each investor delivered appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificate representing the shares. They represented that they had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each investor represented they were afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the offering. No underwriting discounts or commissions were paid in connection with the offering.
     On May 31, 2004, the board of directors approved the granting of 600,000 options to Michael Kurtanjek, our president. These four-year options, which were granted prior to the board’s adoption of our stock option plan, have been subsumed by the plan except for vesting. The options are exercisable at $.60 per share and expire on May 31, 2008. The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Rule 701. Mr. Kurtanjek delivered appropriate investment representations with respect to the grant and consented to the imposition of restrictive legends upon the certificate representing the option. He represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the option grants.
     On August 6, 2004, the board of directors approved the granting of 100,000 options to Proteus Capital Corp. pursuant to a consulting agreement. These five-year options were granted prior to the board’s adoption of our stock option plan. The options are exercisable at $2.00 per share and expire August 13, 2009. The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Rule 701. Proteus Capital delivered appropriate investment representations with respect to the grant and consented to the imposition of restrictive legends upon the certificate representing the option. It represented that it had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the option grants.
     In September 2004, we issued 78,500 shares to Hunter Wise Securities, LLC in connection with a consulting agreement with the Company. The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as a transaction by an issuer not involving any public offering. We believe, at the time of the purchase, that Hunter Wise was a sophisticated investor and understood there would be an imposition of restrictive legends upon the certificate representing the shares. Hunter Wise did not enter into a consulting agreement with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting and had a preexisting relationship with persons representing the Company at the time of the transaction. We believe they were provided access to information similar to the type of information which would be included in a prospectus and they were afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with the transaction.
     In September 2004, we issued 50,000 shares to Aware Capital Consultants in connection with a consulting agreement with the Company. The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as a transaction by an issuer not involving any public offering. We believe, at the time of the purchase, that Aware Capital was a sophisticated investor and understood there would be an imposition of restrictive legends upon the certificate representing the shares. Aware Capital did not enter into a consulting agreement with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting and had a preexisting relationship with persons representing the Company at the time of the transaction. We believe they were provided access to information similar to the type of information which would be included in a prospectus and they were afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with the transaction.
     In January 2005, we issued 67,000 shares to Research Works, Inc. in connection with a letter agreement to provide equity research services to the Company. The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Research Works represented that it was an accredited investor as defined in Rule 501 of Regulation D at the time of the acquisition. It delivered appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificate representing the shares. It represented that it had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Research Works represented it was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with the transaction.
     From September, 2004, to February, 2005, we conducted a non-public offering of 351,000 shares of common stock for $1.00 for gross proceeds of $351,000. The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. All of the investors represented that they were accredited investors as defined in Rule 501 of Regulation D at the time of the purchase. Each investor delivered appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificate representing the shares. They represented that they had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each investor represented they were afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the offering. No underwriting discounts or commissions were paid in connection with the offering.
     From January, 2005, to March, 2005, we conducted a non-public offering of 108,000 shares of common stock for $1.00 for gross proceeds of $108,000. Sales were made to the following investors:

	Number
Name	of Shares	Amount
Terry Ann Sandwick	38,000	$38,000
Jozsef Ambrus	50,000	$50,000
Alfredo Brahm	20,000	$20,000

TOTAL	108,000	$108,000

     The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Regulation S. All of the investors represented that they were accredited investors as defined in Rule 501 of Regulation D at the time of the purchase. Each investor delivered appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificate representing the shares. They represented that they had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each investor represented they were afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the offering. No underwriting discounts or commissions were paid in connection with the offering.
     On February 8, 2005, the board of directors approved the granting of 400,000 options to Trio International Capital Corp. pursuant to a consulting agreement. These three-year options, which were granted prior to the board’s adoption of the stock option plan, have been subsumed by the plan except for vesting. The options are exercisable at $1.00 per share and expire on January 31, 2008. The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Rule 701. Trio International delivered appropriate investment representations with respect to the grant and consented to the imposition of restrictive legends upon the certificate representing the option. It represented that it had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the option grants.
     In July 2005, we issued 6,250,000 shares of convertible preferred stock and 6,250,000 warrants to purchase common stock for $1.25 per share to the European Investor pursuant to a Securities Purchase Agreement. The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. The European Investor represented that it was an accredited investor as defined in Rule 501 of Regulation D at the time of the acquisition. It delivered appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificate representing the shares. The European Investor represented it was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. The European Investor did not enter into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Commissions were paid in connection with the transaction in the form of warrants issued to a finder.
     Effective July 11, 2005, the board of directors issued 300,000 warrants to Sunrise Securities Corp. The four-year warrants are exercisable at $1.25 per share. The warrants were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Sunrise Securities represented that it was an accredited investor as defined in Rule 501 of Regulation D at the time of the acquisition. It delivered appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificate representing the warrants. It represented that it had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Sunrise Securities represented it was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with the transaction.
     On August 18, 2005, the board of directors approved the granting of 200,000 options to Crosby Enterprises, Inc. pursuant to a consulting agreement. These four-year options, which were issued prior to the board’s adoption of the stock option plan, have been subsumed by the plan except for vesting. The options are exercisable at $1.25 per share and expire on August 1, 2009. The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Rule 701. Crosby Enterprises delivered appropriate investment representations with respect to the grant and consented to the imposition of restrictive legends upon the certificate representing the option. It represented that it had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the option grants.
     In September 2005, we issued 625,000 shares of convertible preferred stock and 625,000 warrants to purchase common stock for $1.25 per share to the Prior Owner pursuant to an Amendment, Waiver and Joinder to the Securities Purchase Agreement. The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. The Prior Owner represented that it was an accredited investor as defined in Rule 501 of Regulation D at the time of the acquisition. It delivered appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificate representing the shares. The Prior Owner represented it was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. The Prior Owner did not enter into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. No commissions were paid in connection with the transaction.
     In October 2005, we issued 15,000 shares to Memphis Consulting Group in connection with a consulting agreement. The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Memphis Consulting represented that it was an accredited investor as defined in Rule 501 of Regulation D at the time of the acquisition. It delivered appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificate representing the shares. It represented that it had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Memphis Consulting represented it was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with the transaction.
Item 27. Exhibits

Exhibit No.	Description of Exhibit	Location
2.1	Agreement and Plan of Merger dated January 26, 2004, with GreatWall Minerals, Ltd.	Attached
3.1	Articles of Incorporation, as amended	Attached
3.2	Articles of Merger filed February 10, 2004, in Nevada	Attached
3.3	Current Bylaws	Attached
4.1	Form of Common Stock Certificate	Attached
4.2	Certificate of Designations, Preferences and Rights of the Class A Convertible Preferred Stock, as amended	Attached
4.3	Form of Class A Convertible Preferred Stock Certificate	Attached
4.4	Warrant Certificate dated July 11, 2005, for Rubicon Master Fund	Attached
4.5	Warrant Certificate dated September 7, 2005, for Phelps Dodge Corporation	Attached
4.6	Registration Rights set forth in Article VI of the Securities Purchase Agreement dated July 11, 2005, as amended September 7, 2005, for Rubicon Master Fund and Phelps Dodge Corporation	Attached
4.7	Form of Common Stock Purchase Warrant issued July 2004	Attached
4.8	Warrant Certificate effective July 11, 2005, for 300,000 shares	Attached
4.9	Stock Option Plan*	Attached
4.10	Stock Option Agreement with registration rights dated August 13, 2004, with Proteus Capital Corp.	Attached
5.1	Opinion re Legality of Shares	Attached
10.1	Transfer of Contract and Mortgage Credit dated September 5, 2003, between Compañía Contractual Minera Ojos del Salado and Compañía Minera Rutile Resources Limitada (formerly Minera Royal Silver Limitada), with payment extension document	Attached
10.2	Securities Purchase Agreement dated July 11, 2005, as amended September 7, 2005, with Rubicon Master Fund and Phelps Dodge Corporation	Attached
10.3	Letter Agreement dated February 9, 2005, with Trio International Capital Corp.*	Attached
10.4	Option Agreement dated May 31, 2004, with Michael Kurtanjek*	Attached
10.5	Option Agreement dated February 9, 2005, with Trio International Capital Corp.*	Attached

Exhibit No.	Description of Exhibit	Location
10.6	Option Agreement dated August 18, 2005, with Crosby Enterprises, Inc.	Attached
10.7	Business Consulting Agreement dated August 1, 2005, with Crosby Enterprises, Inc.	Attached
10.8	Management Services Agreement dated February 1, 2004, with Lopez & Ashton Ltda., as amended	Attached
21.1	List of Subsidiaries	Attached
23.1	Consents of Independent Registered Public Accounting Firm	Attached
23.2	Consent of Attorney (included in Exhibit 5.1)	—
99.1	Code of Ethics	Attached

*	Management contract, or compensatory plan or arrangement required to be filed as an exhibit.
Item 28. Undertakings
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;
     (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
     (iii) Include any material or changed information with respect to the plan of distribution.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the city of Vancouver, Canada, on October 31, 2005.

WHITE MOUNTAIN TITANIUM CORPORATION

By:	/s/ MICHAEL P. KURTANJEK

Michael P. Kurtanjek, President (Principal Executive Officer)

By:	/s/ BRIAN FLOWER

Brian Flower, Chief Financial Officer (Principal Financial and Accounting Officer)
     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

NAME	TITLE	DATE

/s/ MICHAEL P. KURTANJEK	Director	October 31, 2005

Michael P. Kurtanjek

	Director	October ___, 2005

Howard M. Crosby

/s/ JOHN P. RYAN	Director	October 31, 2005

John P. Ryan

/s/ CESAR LOPEZ	Director	October 31, 2005

Cesar Lopez

/s/ STEPHANIE ASHTON	Director	October 31, 2005

Stephanie Ashton

/s/ BRIAN FLOWER	Director	October 31, 2005

Brian Flower